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                                                                   Exhibit 10.5

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                        Collaborative Research Agreement

                                  by and among

                            Johns Hopkins University,

                                   Oncor, Inc.

                                       and

                                OncorPharm, Inc.
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                        COLLABORATIVE RESEARCH AGREEMENT

            THIS AGREEMENT (this "Agreement"), effective as of the 6th day of March, 1996 (the "EFFECTIVE DATE") by and among ONCOR, INC., a corporation of the State of Maryland, having a place of business at 209 Perry Parkway, Gaithersburg, MD 20877 (herein referred to as "ONCOR"), ONCORPHARM, INC., a corporation of the State of Delaware, having a place of business at 200 Perry Parkway, Gaithersburg, MD 20877 (herein referred to as "ONCORPHARM") and THE JOHNS HOPKINS UNIVERSITY, a corporation of the State of Maryland, having a School of Medicine at 2024 East Monument Street, Suite 2-100, Baltimore, MD 21205 (herein referred to as "HOPKINS")

                                 WITNESSETH THAT

            WHEREAS, Dr. Alan Shuldiner and his colleagues in his laboratory at HOPKINS, have made certain discoveries and conceived of certain inventions relating to the Trp64Arg allele of the beta-3 adrenergic receptor (the "Trp64Arg Allele"), and possess valuable research materials, skills, know-how and technical information in this area;

            WHEREAS, ONCOR, possesses resources of a financial and technical nature, capabilities and expertise in microbiology, organic chemistry, DNA probe development, DNA library construction, physical and genetic mapping, manufacturing and sales and marketing in the United States and in foreign countries, which are valuable and necessary in developing and commercializing diagnostic and related products;

            WHEREAS, ONCORPHARM, possesses resources of a financial and technical nature, capabilities and expertise in microbiology, organic chemistry, gene repair and gene-based drug delivery product development, and sales and marketing in the United States and in foreign countries which are valuable and necessary in developing and commercializing therapeutic and related products;

            WHEREAS, ONCORPHARM, ONCOR and HOPKINS desire to engage in collaborative research in relation to the Trp64Arg Allele, with HOPKINS participation being through the work of Dr. Alan Shuldiner and his colleagues, on the basis of the terms and conditions set forth in this Agreement; and

            WHEREAS, the parties are also entering into certain license agreements of even date herewith, pursuant to which ONCOR and ONCORPHARM shall have exclusive rights to develop and commercialize existing and future inventions and technologies


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relating to the Trp64Arg allele of the beta-3 adrenergic receptor.

            NOW, THEREFORE, in consideration of the promises and mutual covenants and obligations herein contained, the parties hereto, intending to be legally bound, agree as follows:

                             ARTICLE 1. DEFINITIONS

1.1 AFFILIATE(S) shall mean (a) any company owned or controlled to the extent of at least fifty percent (50%) of its issued and voting capital by a party to this Agreement and any other company so owned or controlled (directly or indirectly) by any such company or the owner of any such company, or (b) any partnership, joint venture or other entity directly or indirectly controlled by, controlling, or under common control of, to the extent of fifty percent (50%) or more of voting power (or otherwise having power to control its general activities), a party to this Agreement, but in each case only for so long as such ownership or control shall continue.

1.2 CONFIDENTIAL INFORMATION shall mean any information, including RESEARCH INFORMATION, that ONCOR, ONCORPHARM or HOPKINS considers to be confidential and which is so marked at the time it is transmitted to the receiving party, or, if transmitted in oral form, is confirmed as confidential in written summary form within a reasonable period of time. Notwithstanding a disclosing party's claim that certain information is confidential, CONFIDENTIAL INFORMATION shall not include:

                  (a) Information which the receiving party can show by written records was in the receiving party's possession prior to the disclosure; or

                  (b) Information that either now or in the future appears in issued patents or printed publications, or otherwise becomes part of the public knowledge or literature, not as a result of any action or inaction of the receiving party;


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                  (c)   Information that is received by the receiving party from
                        a third party through channels independent of the disclosing party; or

                  (d) Information independently developed by the receiving party without use of any of the CONFIDENTIAL INFORMATION of the disclosing party.

1.3         HOPKINS shall mean THE JOHNS HOPKINS UNIVERSITY.

1.4 INVENTION(S) shall mean (i) the inventions described in the PATENT APPLICATION or in any continuation, continuation-in-part, division, reissue, reexamination, extension or any other government actions which extend any of the subject matter of the PATENT APPLICATION or in any corresponding foreign patent application, and (ii) any existing or future discovery or invention first conceived or first actually reduced to practice in connection with or relating to the performance of the RESEARCH PROJECT. For purposes of this Agreement the determination of "first conceived" and "first actually reduced to practice" shall be governed by U.S. law. INVENTION(S) shall include discoveries and inventions which are not patentable or patented, including but not limited to trade secrets, copyright material or other protectable intellectual property. Without limiting the generality of the foregoing, INVENTION(S) may include know-how procedures, technical information, any processes, composition, device, formula, protocol, technique, design, drawing methodology, technical and scientific expertise and biological or chemical materials.

1.5 JOINT INVENTION(S) shall mean any INVENTION first conceived or first actually reduced to practice jointly by an employee of ONCOR and/or ONCORPHARM and an employee or student of HOPKINS listed in Appendix B hereof, in connection with the RESEARCH PROJECT.

1.6 LICENSE AGREEMENTS shall mean (i) that certain license agreement of even date herewith between HOPKINS and ONCOR a copy of which is attached hereto as Appendix C and (ii) that certain license agreement of even date herewith between HOPKINS and ONCORPHARM a copy of which is attached hereto as Appendix D.

1.7         ONCOR shall mean ONCOR, INC., and its AFFILIATES.


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1.8         ONCOR INVENTION(S) shall mean any INVENTION first conceived or first actually reduced to practice solely by an employee of ONCOR.

1.9 ONCOR LICENSE shall mean that certain license agreement of even date herewith between HOPKINS and ONCOR a copy of which is attached hereto as Appendix C.

1.10        ONCORPHARM shall mean ONCORPHARM, INC., and its AFFILIATES.

1.11 ONCORPHARM INVENTION(S) shall mean any INVENTION first conceived or first actually reduced to practice solely by an employee of ONCORPHARM.

1.12 ONCORPHARM LICENSE shall mean that certain license agreement of even date herewith between HOPKINS and ONCORPHARM a copy of which is attached hereto as Appendix D.

1.13 OPTION AGREEMENT shall mean that certain Stock Option Agreement of even date herewith, by and between HOPKINS and ONCORPHARM.

1.14        PATENT APPLICATION shall mean *

1.15        PRODUCT shall mean a product incorporating any INVENTION.

1.16 RESEARCH PLAN shall mean the research plan attached hereto as Appendix A.

1.17 RESEARCH INFORMATION shall mean data, information and results that are obtained as a result of the RESEARCH PROJECT, including know-how, procedures, methodology, technical and scientific expertise and biological or chemical materials, but excluding any such items which are included in the definition of INVENTION(S).

1.18 RESEARCH PROJECT shall mean the collaborative research program between HOPKINS, ONCORPHARM and ONCOR described and funded in accordance with this Agreement.


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* CONFIDENTIAL TREATMENT REQUESTED

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1.19        RESEARCH PROJECT TERM shall mean the period from the EFFECTIVE DATE of this Agreement to the date three years thereafter, subject to any extensions that may be agreed between the parties in accordance with the terms hereof, and subject to any early termination in accordance with Article 6 hereof.

1.20 STOCK PURCHASE AGREEMENT shall mean that certain Stock Purchase Agreement of even date herewith, by and among HOPKINS and ONCOR.

1.21 THIRD PARTY(IES) shall mean any party other than a party of this Agreement or an AFFILIATE of one of the parties.

1.22 UNIVERSITY INVENTION(S) shall mean any INVENTION first conceived or first actually reduced to practice solely by an employee or student of HOPKINS listed in Appendix B hereto. Appendix B shall be updated from time to time to include all employees and students engaged in research in the laboratory of Dr. Alan Shuldiner and those other employees and students participating in the RESEARCH PROJECT.

                         ARTICLE 2. THE RESEARCH PROJECT

2.1 The parties respective obligations under this Agreement are conditioned upon the execution of the LICENSE AGREEMENTS by HOPKINS.

2.2 After execution of the LICENSE AGREEMENTS, ONCOR, ONCORPHARM and HOPKINS shall carry out the RESEARCH PROJECT in accordance with the RESEARCH PLAN attached hereto as Appendix A, which defines the primary responsibilities of each party. Appendix B sets forth details of the research staff at Dr. Shuldiner's laboratory that shall be involved in the RESEARCH PROJECT. Appendix A and Appendix B shall be modified in good faith by the parties from time to time to accommodate changes in the RESEARCH PROJECT and the HOPKINS employees and students participating in the RESEARCH PROJECT; provided, however, that such modifications to either Appendix A or Appendix B shall only become effective through a written amendment to this Agreement executed by all of the parties hereto.

2.3 ONCOR, ONCORPHARM and HOPKINS shall allocate human resources to their respective responsibilities to


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            conduct the RESEARCH PROJECT substantially as set forth in the guidelines in the RESEARCH PLAN.

2.4 The parties shall use best efforts to carry out their respective responsibilities in the RESEARCH PROJECT. While the RESEARCH PLAN attached hereto as Appendix A is substantially controlling, it is understood that the parties shall cooperate and render research and clinical trials assistance to each other, including making their respective personnel available at reasonable times, in order to expedite carrying out the RESEARCH PROJECT efficiently and avoiding unwarranted duplication and e,xpenditure of effort.

2.5 The principal scientists or investigators who will direct the performance of the respective responsibilities of each party are, unless the parties otherwise agree, for HOPKINS: Dr. Alan Shuldiner; for ONCOR: Dr. Robert Hohman; and for ONCORPHARM: Dr. Jay George. All RESEARCH INFORMATION disclosed pursuant to this Agreement, and all other communications concerning the RESEARCH PROJECT shall be directed to said principal scientists.

2.6 HOPKINS shall use its reasonable efforts to participate with ONCOR and ONCORPHARM in clinical trials relating to PRODUCTS subsequent to the RESEARCH PROJECT. The parties shall separately negotiate in good faith the terms and conditions of such subsequent clinical trials. The parties acknowledge the value of using HOPKINS for such clinical trials.

                               ARTICLE 3. FUNDING

3.1 a) ONCORPHARM shall fund the RESEARCH PROJECT at HOPKINS by paying HOPKINS the amount of * per quarter over the RESEARCH PROJECT TERM.

            b) ONCOR shall fund the RESEARCH PROJECT at HOPKINS by paying HOPKINS the amount of * per quarter over the RESEARCH PROJECT TERM.

3.2 The cash payments specified in Paragraphs 3.1 a) and b) shall be made in quarterly installments with the first quarterly payment being made upon execution of this Agreement and the remaining quarterly payments being


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* CONFIDENTIAL TREATMENT REQUESTED

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            made at the beginning of each quarterly period thereafter.

             ARTICLE 4. EXCHANGE OF INFORMATION AND CONFIDENTIALITY

4.1 During the term of this Agreement, the parties shall timely and fully exchange RESEARCH INFORMATION. To facilitate such exchanges, the parties shall agree upon mutually acceptable means of accomplishing such end, which means shall include joint meetings at least twice in every one (1) year period of the RESEARCH PROJECT TERM. Such joint meetings shall be held alternately at HOPKINS facilities or at ONCOR or ONCORPHARM facilities, or at such other locations as may be mutually agreed upon. About two (2) weeks prior to each such joint meeting, the parties shall exchange written reports concerning the RESEARCH PROJECT. All costs incurred in undertaking all communications relating to the RESEARCH PROJECT shall be borne by the party incurring such costs. ONCORPHARM shall reimburse HOPKINS for reasonable travel costs to ONCOR or ONCORPHARM facilities or other locations selected by ONCOR or ONCORPHARM.

4.2 While the Agreement is in effect, and for five (5) years thereafter, HOPKINS, ONCORPHARM and ONCOR shall employ the same efforts as they use to protect their own proprietary information to maintain as confidential and to not reveal or disclose to THIRD PARTIES any CONFIDENTIAL INFORMATION received under this Agreement from the disclosing party without first obtaining the written consent of the disclosing party, except as provided in Paragraphs 4.3, 4.5 and 4.6 of this Agreement, or except as follows: (1) subject to any license agreement as may be required for purposes of investigating, manufacturing and marketing PRODUCTS, (2) as required for securing essential or desirable authorizations, privileges or rights from governmental agencies, (3) as required to be disclosed to a governmental agency, (4) as is necessary to file or prosecute patent applications, (5) as is necessary to carry out any litigation concerning PRODUCTS, or (6) as is necessary to comply with current "The Johns Hopkins University Guidelines and Policies for Technology Transfer," or as amended in the future consistently for all licensees in a manner not materially adverse to ONCOR or ONCORPHARM. The parties shall take reasonable measures to assure that no unauthorized use or


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            disclosure is made by others to whom access to such information is granted.

4.3 Nothing herein shall be construed as preventing ONCOR or ONCORPHARM from disclosing any information received from HOPKINS to an AFFILIATE or to a sublicensee, provided such AFFILIATE or sublicensee has undertaken a similar obligation of confidentiality with respect to the CONFIDENTIAL INFORMATION.

4.4 HOPKINS hereby agrees that no RESEARCH INFORMATION shall be disclosed or delivered to any third party without ONCOR's and ONCORPHARM's prior written consent, which consent shall not be unreasonably withheld for non-profit purposes. In the event that ONCOR and ONCORPHARM consent to a disclosure or delivery of RESEARCH INFORMATION to a third party, such transfer of the RESEARCH INFORMATION shall be governed by such protective measures as ONCOR and ONCORPHARM deem necessary to protect the respective rights, title and interests of HOPKINS, ONCOR and ONCORPHARM, which may include, but are not limited to, confidentiality obligations being imposed on the third party and the execution of a Material Transfer Agreement. Notwithstanding the foregoing, HOPKINS may provide biological or chemical materials which it develops internally and does not receive in whole or in part from either ONCOR or ONCORPHARM, to third parties for not-for-profit activities provided that in each case a Material Transfer Agreement substantially in the same form as the one attached hereto as Appendix E is executed by HOPKINS and the third party. In the event that HOPKINS desires to use a substantially different form of Material Transfer Agreement or desires to provide biological or chemical materials to a third party for for-profit activities, or desires to provide biological or chemical materials that it has received from ONCOR or ONCORPHARM to a third party for any purpose, HOPKINS shall require the prior written consent of ONCOR and ONCORPHARM. In the event such consent is forthcoming, HOPKINS shall use such form of Material Transfer Agreement as shall be agreed upon by all of the parties to this Agreement and the third party receiving the biological or chemical materials.

4.5 No publication, public announcement, press release or other disclosure for publicity or promotional purposes shall be made, either directly or indirectly, by any party to this Agreement, except as may be legally


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            required, without first obtaining the written approval of the other parties and agreement upon the nature and text of such announcement or disclosure. All academic publications shall also be subject to the provisions of Section 4.6 hereof. It is the intention of the parties to mutually approve as soon as practicable release of information regarding the relationship of the parties under this Agreement. The party desiring to make any such public announcement or other disclosure (including disclosure in documents relating to the raising of capital financing and filings with the Securities and Exchange Commission) shall use its best efforts to inform the other parties of the proposed announcement or disclosure in sufficient time prior to public release, and shall use its best efforts to provide the other parties with a written copy thereof, in order to allow such other parties to comment upon such announcement or disclosure. This restriction does not apply to the dissemination of information that has previously been approved and released in writing by the parties in accordance with this paragraph.

4.6 Dr. Jay George, principal scientist at ONCORPHARM, Dr. Robert Hohman, principal scientist at ONCOR, and Dr. Alan Shuldiner, principal scientist at HOPKINS and any employees or students of ONCORPHARM, ONCOR or HOPKINS participating in the RESEARCH PROJECT may publish, in writing or orally, any manuscript or abstract containing their RESEARCH INFORMATION or CONFIDENTIAL INFORMATION provided that they first submit such proposed publication to each of ONCORPHARM, ONCOR and HOPKINS to determine the need to delay submission of the proposed publication for filing of appropriate patent applications. Neither ONCORPHARM, ONCOR nor HOPKINS nor their principal scientists nor any other employees or students participating in the RESEARCH PROJECT shall submit for written or oral publication any manuscript, abstract or the like which includes RESEARCH INFORMATION or CONFIDENTIAL INFORMATION generated or provided by one or more of the other parties without first obtaining the prior written consent of the other parties, which consent shall not be unreasonably withheld. Such consent shall be provided within thirty (30) days of receipt of the proposed publication unless it is necessary to delay publication for filing of appropriate patent applications. If the submitting party has not received a response from at least one of the parties reviewing the proposed publication within thirty (30) days of


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            receipt, the submitting party may proceed with making the written or oral publication. Delay for filing of patent applications shall not exceed one hundred twenty (120) days from receipt of the proposed publication.

                        ARTICLE 5. INVENTIONS AND PATENTS

5.1 a) Each party shall have and retain sole and exclusive title to all INVENTIONS and RESEARCH INFORMATION which are made, conceived, reduced to practice or generated solely by its employees or agents arising in the course of or as a result of the RESEARCH PROJECT. ONCOR and HOPKINS shall own a fifty percent (50%) undivided interest in all INVENTIONS and RESEARCH INFORMATION arising in the course of or as a result of the RESEARCH PROJECT which are made, conceived, reduced to practice or generated jointly by their employees or agents. ONCORPHARM and HOPKINS shall own a fifty percent (50%) undivided interest in all INVENTIONS and RESEARCH INFORMATION arising in the course of or as a result of the RESEARCH PROJECT which are made, conceived, reduced to practice or generated jointly by their employees or agents. In the event that an INVENTION or RESEARCH INFORMATION is made, conceived, reduced to practice or generated in the course of or as a result of the RESEARCH PROJECT by employees or agents of each of ONCOR, ONCORPHARM and HOPKINS, then each party shall own a one-third undivided interest in such INVENTION or RESEARCH INFORMATION.

            b) All INVENTIONS and RESEARCH INFORMATION reduced to practice or generated in the course of or as a result of the RESEARCH PROJECT shall be subject to the licenses granted by and the other terms and conditions of the LICENSE AGREEMENTS.

            c) HOPKINS shall have a fully paid-up non-exclusive license to RESEARCH INFORMATION owned solely by ONCOR or ONCORPHARM or jointly with HOPKINS for noncommercial academic research purposes only.

5.2 ONCOR shall have the sole right, at its own expense, prepare, file, prosecute and maintain patent applications and patents relating to INVENTIONS in which ONCOR is the sole inventor and in which input will be provided by HOPKINS, if so requested by ONCOR. ONCORPHARM shall have the sole right, at its own expense, to prepare, file, prosecute and maintain patent applications and patents relating to INVENTIONS to


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            in which ONCORPHARM is the sole inventor and in which input will be provided by HOPKINS, if so requested by ONCORPHARM. For JOINT INVENTIONS, HOPKINS will assist ONCORPHARM in the preparation of the patent applications and patent filings but ONCORPHARM will have the primary responsibility for completing the patent applications and the patent filings, at ONCORPHARM'S expense. For UNIVERSITY INVENTIONS, HOPKINS will draft the initial patent applications with ONCORPHARM'S input. HOPKINS will have the responsibility for completing patent applications and perfecting the patent filings for UNIVERSITY INVENTIONS, with ONCORPHARM'S continued participation and with ONCORPHARM bearing the reasonable expenses thereof. Such reasonable expenses may include reasonable patent attorney fees and all filing and maintenance fees. However, ONCORPHARM shall not be obligated to pay HOPKINS for any time spent by HOPKINS employees or students in relation to preparing, filing, maintaining or prosecuting patents and patent applications.

5.3 For UNIVERSITY INVENTIONS and countries where HOPKINS elects not to prepare and file patent applications, HOPKINS shall notify ONCORPHARM and ONCORPHARM may file patent applications at ONCORPHARM'S expense.

5.4 If subsequent to filing a patent application on a UNIVERSITY INVENTION or JOINT INVENTION, ONCORPHARM elects not to prosecute or maintain such patent application or ensuing patent or fund such prosecution, filing or maintenance by HOPKINS, ONCORPHARM shall give HOPKINS notice thereof within a reasonable period prior to allowing such patent application or patent to lapse or become abandoned or unenforceable and HOPKINS may continue prosecution or maintenance of such patent application or patent at its expense and its exclusive benefit. In such an event ONCORPHARM shall no longer be licensed under such patent application or patent. If subsequent to filing of a U.S. patent application, ONCORPHARM chooses not to file in foreign countries, ONCORPHARM shall inform HOPKINS within eight (8) months of the U.S. filing date and shall permit HOPKINS to effect such foreign filings at its expense. In such an event ONCORPHARM shall not be licensed under any foreign filings effected by HOPKINS at HOPKINS' expense.


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5.5         HOPKINS shall, at its own expense, provide reasonable and prompt assistance to ONCORPHARM to facilitate filing of all patent applications covering JOINT INVENTIONS and shall obtain agreements from its employees and students to execute all documents deemed necessary or desirable therefor.

5.6 Since HOPKINS may use U.S. government funding to help perform work related to the RESEARCH, the license to UNIVERSITY INVENTIONS and HOPKINS' interest in JOINT INVENTIONS pursuant to Paragraph 5.1 may be subject to non-exclusive license and other rights granted to the U.S. government under such funding agreements for use for governmental purposes or march-in rights. Should HOPKINS utilize biological material during the RESEARCH PROJECT obtained from a THIRD PARTY, ONCOR's and ONCORPHARM's rights pursuant to Paragraph
            5.1 are subject to rights due such THIRD PARTY under a material transfer agreement, provided that HOPKINS shall first try to obtain such material from ONCOR and ONCORPHARM and failing that, obtain ONCOR's and ONCORPHARM's prior written consent prior to entering into any such material transfer agreement which should adversely affect ONCOR's and ONCORPHARM's rights under Paragraph 5.1 or the LICENSE AGREEMENTS, which consent of ONCOR and ONCORPHARM shall not be unreasonably withheld. If employees or students of HOPKINS other than those listed in Appendix B become co-inventors of any UNIVERSITY ONCORPHARM INVENTIONS or any JOINT INVENTIONS, HOPKINS shall use its reasonable efforts to include in the licenses granted under the LICENSE AGREEMENTS the interests of such co-inventors, subject to conflicting rights of THIRD PARTIES.

                         ARTICLE 6. TERM AND TERMINATION

6.1 Unless terminated as described below, the term of this Agreement shall extend for three (3) years from the EFFECTIVE DATE of this Agreement. The parties shall have the mutual option to extend the term for one (1) year periods upon written amendment executed at least sixty (60) days before the end of the current term.

6.2 If a party fails or neglects to perform covenants or provisions of this Agreement and if such default is material to this Agreement taken as a whole (an "Event of Default"), and not corrected within sixty (60) days after receiving written notice from one of the parties


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            with respect to such Event of Default, the party giving the notice shall have the right to terminate this Agreement at any time by giving a further written notice thereof to the other parties.

6.3 If Dr. Shuldiner leaves HOPKINS during the term of this Agreement, and is not replaced within sixty (60) days thereafter with a principal scientist or investigator acceptable to ONCOR and ONCORPHARM in their sole discretion, ONCOR and ONCORPHARM shall each have the right to terminate this Agreement by written notice to HOPKINS (a "Scientist Notice").

6.4 If a party believes that the intended objectives of the RESEARCH PROJECT are not being achieved because of lack of due performance by one of the other parties (hereafter referred to as "Lack of Diligence"), such party may, in writing, demand adequate assurance of such due performance. If the party receiving such demand does not provide such assurance in all material respects within sixty (60) days after receiving such demand, the demanding party shall have the right to terminate this Agreement at any time by giving written notice thereof to the other parties.

6.5 If (i) any party believes that the results of the RESEARCH PROJECT do not provide sufficient support for, or indicate a failure of, the hypothesis set forth in the RESEARCH PLAN, or (ii) if the results of the RESEARCH PROJECT demonstrate that the Trp64Arg Allele has an insignificant effect or no effect in relation to obesity and/or diabetes, or (iii) if the parties cannot agree on the future direction or scope of the RESEARCH PROJECT, then any party may terminate this Agreement in writing upon ninety (90) days' notice (a "Research Direction Notice"). The parties agree to negotiate in good faith during the ninety (90) day notice period as to whether the RESEARCH PROJECT should be continued, and if it is, as to a mutually satisfactory definition for the future direction and funding of the RESEARCH PROJECT. If agreement over the continuation of the RESEARCH PROJECT cannot be reached, this Agreement shall terminate at the end of the ninety (90) day period. However, such termination will not affect ONCOR's and ONCORPHARM's obligations to reimburse HOPKINS pursuant to Section 7.4 hereof.

6.6 If either or both of the LICENSE AGREEMENTS are terminated for any reason whatsoever, then this


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            Agreement shall also terminate, subject to ONCOR's and ONCORPHARM's respective options specified in Section 7.2 hereof.

                  ARTICLE 7. RIGHTS AND DUTIES UPON TERMINATION

7.1 In the event that ONCOR either commits an Event of Default, or demonstrates a Lack of Diligence or issues a Scientist Notice or a Research Direction Notice, and fails to cure the Event of Default or Lack of Diligence or to withdraw the Scientist Notice or the Research Direction Notice within the applicable time periods provided by Article 6, ONCORPHARM shall have the right to undertake ONCOR's obligations under this Agreement. In the event that ONCORPHARM either commits an Event of Default, or demonstrates a Lack of Diligence or issues a Scientist Notice or a Research Direction Notice, and fails to cure the Event of Default or Lack of Diligence or to withdraw the Scientist Notice or the Research Direction Notice within the applicable time periods provided by
            Article 6, ONCOR shall have the right to undertake ONCORPHARM's obligations under this Agreement. In each case the party exercising its option under this Section 7.1, shall give HOPKINS written notice of its election to undertake the obligations of the other party within thirty (30) days of receiving written notice from HOPKINS of the failure of ONCOR or ONCORPHARM, as the case may be, within the applicable time limits, to cure the Event of Default or Lack of Diligence or to withdraw the Scientist Notice or the Research Direction Notice.

7.2 In the event that the ONCOR LICENSE terminates for any reason and the ONCORPHARM LICENSE remains effective, ONCORPHARM shall have the right and option, but not obligation, to either (i) undertake ONCOR's obligations under this Agreement, or (ii) undertake ONCOR's obligations under this Agreement and the ONCOR LICENSE. In the event that the ONCORPHARM LICENSE terminates for any reason and the ONCOR LICENSE remains effective, ONCOR shall have the right and option, but not the obligation, to either (i) undertake ONCORPHARM's obligations under this Agreement, or (ii) undertake ONCORPHARM's obligations under this Agreement and the ONCORPHARM LICENSE. In each case the party exercising its option under this Section 7.2, shall give HOPKINS written notice of its election to undertake the obligations of the other party within thirty (30) days


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                                                                  EXECUTION COPY

            of receiving written notice of the termination of the ONCOR LICENSE or ONCORPHARM LICENSE as the case may be.

7.3 Upon termination of this Agreement as a whole or in respect of one party, each party shall be entitled, without limitation to other remedies it may possess, to immediate return (to the extent technically feasible) of all biological or chemical materials included within RESEARCH INFORMATION furnished by it to the other parties or to demand the destruction of such materials in the hands of or subject to the control of the other parties.

7.4 Upon termination of this Agreement as a whole or in respect of one party, HOPKINS shall have the right to retain any sums already paid by ONCOR and ONCORPHARM hereunder, except as otherwise specified. In addition, in the event that (i) this Agreement is terminated by either ONCOR or ONCORPHARM and the options set forth in Sections 7.1 and 7.2 are not exercised, or (ii) this Agreement is terminated after an exercise of the options set forth in Section 7.1 or Section 7.2, ONCORPHARM shall continue to be responsible for and shall pay to HOPKINS the funding commitment under Paragraph 3.1 hereof for a further period of six months from the date of termination (i.e. ONCORPHARM shall make payments to HOPKINS over the six months following such a termination, which in the aggregate shall total $124,438).

7.5 The obligations described in Paragraphs 4.2, 4.3, and 7.4, Article 5 and Article 9 shall continue to apply to any terminated party and shall survive any expiration or termination of this Agreement as a whole.

                    ARTICLE 8. WARRANTIES AND REPRESENTATIONS

8.1 Each party on whose behalf this Agreement is executed warrants that it has the authorization to enter into this Agreement.

8.2 Each party warrants that, to the best of its knowledge and belief as of the date of this Agreement, it has the right to use and dispose of all RESEARCH INFORMATION, including biological and chemical materials, as provided by this Agreement. HOPKINS warrants that, to the best of its knowledge and belief as of the date of this Agreement, it has the right to grant the licenses


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                                                                  EXECUTION COPY

            under the LICENSE AGREEMENTS and has not granted licenses or rights in the PATENT RIGHTS (as defined in the LICENSE AGREEMENTS) that would restrict the rights granted thereunder.

8.3 Except for the restrictions contemplated by Section 5.6 of this Agreement, each party represents that, to the best of its knowledge, each has the right to disclose or transfer to the other the RESEARCH INFORMATION known to it as at the EFFECTIVE DATE of this Agreement, as it pertains to these projects.

                           ARTICLE 9. INDEMNIFICATION

9.1 Each party shall indemnify the other parties and hold them harmless from any suits, costs, charges or settlements thereof which may result from its own negligent or wrongful actions during its performance under this Agreement.

9.2 Each party agrees to indemnify and hold the other parties harmless against any and all liability or loss suffered as a result of negligence committed by its employees while conducting the RESEARCH PROJECT under this Agreement, regardless in whose facilities such employees are located. Each party shall promptly notify the other parties of any hazard relating to the subject matter of the RESEARCH PROJECT of which each is aware or subsequently becomes aware.

9.3 All of the above indemnification responsibilities in Paragraphs 9.1 and 9.2 shall survive the termination of this Agreement.

                     ARTICLE 10. RELATIONSHIP OF THE PARTIES

10.1 Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the parties. All activities by the parties hereunder shall be provided as independent contractors. Neither party shall incur any debts or make any commitments for the other except to the extent, if at all, specifically provided herein.


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                            ARTICLE 11. FORCE MAJEURE

11.1 If the performance of any part of this Agreement by a party is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall use its best efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

                            ARTICLE 12. GOVERNING LAW

12.1 This Agreement shall be deemed to have been made in the State of Maryland and its form, execution, validity, construction and effect shall be determined in accordance with the laws of the State of Maryland.

                            ARTICLE 13. SEPARABILITY

13.1 In the event any portion of this Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect, as long as it does not materially alter the purpose and performance of this Agreement.

13.2 If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law. In the event that the terms and conditions of this Agreement are materially altered as a result of this paragraph, the parties will renegotiate the terms and conditions of this Agreement to resolve any inequities.

                          ARTICLE 14. ENTIRE AGREEMENT

14.1 This Agreement, the LICENSE AGREEMENTS, the OPTION AGREEMENT and the STOCK PURCHASE AGREEMENT, constitute the entire agreement between the parties relating to


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            the subject matter hereof and supersedes all previous writings and understandings. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

                               ARTICLE is. NOTICES

15.1 All notices pertaining to this Agreement shall be in writing and sent by certified mail, return receipt requested, or by overnight delivery via a nationally recognized overnight delivery service, to the parties at the following addresses or such other address as such party shall have furnished in writing to the other parties in accordance with this Paragraph 15.1:

            FOR HOPKINS:        The Johns Hopkins University
                                School of Medicine
                                720 Rutland Avenue
                                Baltimore, Maryland 21205
                                Attention: Michael B. Amey

            FOR ONCOR:          Oncor, Inc.
                                209 Perry Parkway
                                Gaithersburg, Maryland 20877
                                Attention: Mr. Stephen Turner

            FOR ONCORPHARM:     Oncorpharm, Inc.
                                200 Perry Parkway
                                Gaithersburg, MD  20877
                                Attention: Dr. William Ryan

            A notice shall be deemed to have been received three (3) days after deposit with the U.S. postal service if sent by certified mail, and on the day after deposit with the delivery service, if sent by overnight delivery.


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                             ARTICLE 16. ASSIGNMENT

16.1 This Agreement may be assigned by ONCOR and/or ONCORPHARM to their respective AFFILIATES or as part of a sale by such party of its entire business relating to a PRODUCT, provided that the party so assigning remains liable for all their obligations hereunder. ONCOR and ONCORPHARM may also assign their respective rights and benefits under this Agreement if HOPKINS approves the assignment in writing, which approval shall not be unreasonably withheld. In the event of such transfer, the transferee shall assume and be bound by the provisions of this Agreement. It shall be deemed to be reasonable if ONCOR or ONCORPHARM assigns to a responsible company and agrees to remain responsible on an ongoing basis for performance by the assignee company. HOPKINS may not assign this Agreement or the PATENT APPLICATION.

                         ARTICLE 17. FURTHER AGREEMENTS

17.1 Each party hereto shall execute such further papers or agreements as may be necessary to effect the purposes of this Agreement and carry out its provisions.


                [Remainder of this page intentionally left blank]


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                                                                  EXECUTION COPY

            IN WITNESS WHEREOF the parties hereto have executed this Collaborative Research Agreement by their duly authorized officers as of the date first above written.

ONCOR, INC.                              ONCORPHARM, INC.


BY:  /s/ Stephen Turner                  BY:   /s/ William A. Ryan, Jr.
    -----------------------------              ---------------------------

NAME: /s/ Stephen Turner                 NAME: Dr. William A. Ryan, Jr.
      ---------------------------              ---------------------------

TITLE: CEO and Chairman                  TITLE: President and CEO
       --------------------------              ---------------------------

THE JOHNS HOPKINS UNIVERSITY

BY:  /s/ David A. Blake
    -----------------------------

NAME: David A. Blake
      ---------------------------

TITLE: Executive Vice Dean
       --------------------------

I have read and agreed to abide by the terms of this Agreement.

By  /s/ Alan Shuldiner
    -----------------------------
    Dr. Alan Shuldiner


By  /s/ Jeremy Walston
    -----------------------------
    Dr. Jeremy Walston


By  /s/ Kristi Silver
    -----------------------------
    Dr. Kristi Silver


By  /s/ Jesse Roth
    -----------------------------
    Dr. Jesse Roth


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                                                                  EXECUTION COPY

                                   APPENDIX A

                                  RESEARCH PLAN


                                        *

* CONFIDENTIAL TREATMENT REQUESTED

                                                                  EXECUTION COPY

                                   APPENDIX B

                  RESEARCH STAFF AT DR. SHULDINER'S LABORATORY

                        Jeremy Walston, M.D.
                        Kristi Silver, M.D.
                        Brock Beamer, M.D.
                        Michael Harper, M.D.
                        Keith Tanner
                        Yuf eng Yang
                        Clinical Coordinator - to be named
                        Research Assistant - to be named

                                                                  EXECUTION COPY

                                   APPENDIX C

                             ONCOR LICENSE AGREEMENT

                                                                  EXECUTION COPY

                                LICENSE AGREEMENT

            This License Agreement (the or this "Agreement" or "License"), effective this 6th day of March, 1996, is between The Johns Hopkins University, a corporation of the State of Maryland, having a principal place of business at 2024 East Monument Street, Suite 2-100, Baltimore, MD 21205 (hereinafter referred to as "University") and Oncor, Inc., a corporation, having a principal place of business at 209 Perry Parkway, Gaithersburg, MD 20877 (hereinafter "Company").

                                   WITNESSETH:

            WHEREAS, University, the Company and the Company's subsidiary, Oncorpharm, Inc. ("Oncorpharm"), are concurrently herewith entering into that certain Collaborative Research Agreement (the "CRA"), pursuant to which OncorPharm and the Company will fund certain clinical investigations and other studies by the University related to the Trp64Arg Adrenergic Receptor Allele ("Trp64Arg Allele");

            WHEREAS, as a center for research and education, University is interested in licensing PATENT RIGHTS and TECHNOLOGY RIGHTS (both hereinafter defined) in a manner that will benefit the public by facilitating the distribution of useful products and the utilization of new methods, but is without capacity to commercially develop, manufacture, and distribute any such products or methods; and

            WHEREAS, PATENT RIGHTS include*

            WHEREAS, University has acquired through assignment all right, title and interest, with the exception of certain retained rights by the United States government, in all the PATENT RIGHTS and TECHNOLOGY RIGHTS existing at the date hereof, including but not limited to, the rights of the Inventors; and


* CONFIDENTIAL TREATMENT REQUESTED

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                                                                  EXECUTION COPY

            WHEREAS, the University is interested in licensing any PATENT RIGHTS and TECHNOLOGY RIGHTS that it may acquire in the future, including but not limited to those of the Inventors, subject to any required retained rights of the U.S. Government; and

            WHEREAS, Company desires to commercially develop, manufacture, use and distribute products and processes based on such PATENT RIGHTS and TECHNOLOGY RIGHTS, throughout the world, for all uses except use as a prophylactic or therapeutic.

            NOW, THEREFORE, in consideration of the foregoing premises and the following mutual covenants, and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                             ARTICLE 1 - DEFINITIONS

      1.1 AFFILIATED COMPANY shall mean (a) any company owned or controlled to the extent of at least fifty percent (50%) of its issued and voting capital by a party to this Agreement and any other company so owned or controlled (directly or indirectly) by any such company or the owner of any such company, or (b) any partnership, joint venture or other entity directly or indirectly controlled by, controlling, or under common control of, to the extent of fifty percent (50%) or more of voting power (or otherwise having power to control its general activities), a party to this Agreement, but in each case only for so long as such ownership or control shall continue.

      1.2 EFFECTIVE DATE shall mean the effective date of this Agreement, as first above written.

      1.3 EXCLUSIVE LICENSE shall mean a license to UNIVERSITY INVENTIONS and TECHNOLOGY RIGHTS, and a license of University's right, title and interest in and to JOINT INVENTIONS, whereby Company's rights are sole and entire and operate to exclude all others, subject to rights retained by the United States government in accordance with P.L. 96-517, as amended by P.L. 98-620, and subject to the retained right of University (i) to make, have made, provide and use for its and The Johns Hopkins University Health Systems' non-profit purposes LICENSED PRODUCTS and LICENSED PROCESSES and (ii) to use, distribute and disclose RESEARCH INFORMATION for non-profit purposes subject to compliance with
Article 4 of the CRA.

      1.4 FDA shall mean the United States Food and Drug Administration.


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      1.5 INVENTION(S) shall mean (i) the inventions described in the PATENT
APPLICATION or in any continuation, continuation-in-part, division or reissue of the PATENT APPLICATION or in any corresponding foreign patent application, and
(ii) any existing or future discovery or invention first conceived or first actually reduced to practice in connection with or relating to the performance of the RESEARCH PROJECT. For purposes of this Agreement the determination of "first conceived" and "first actually reduced to practice" shall be governed by U.S. law. INVENTION(S) shall include discoveries and inventions which are not patentable or patented, including but not limited to trade secrets, copyright material or other protectable intellectual property. Without limiting the generality of the foregoing, INVENTION(S) may include know-how procedures, technical information, any process, composition, device, formula, protocol, technique, design, drawing methodology, technical and scientific expertise and biological or chemical materials.

      1.6 JOINT INVENTION(S) shall mean any INVENTION first conceived or first actually reduced to practice jointly by an employee of Company or OncorPharm and an employee or student of University listed in Appendix B of the CRA, in connection with the RESEARCH PROJECT.

      1.7 LICENSED PROCESSES shall mean all methods which are covered by any claim of one or more PATENT RIGHTS or based upon or derived from TECHNOLOGY RIGHTS.

      1.8 LICENSED PRODUCTS shall mean all products, the manufacture, use or sale of which is covered by any claim of one or more PATENT RIGHTS or based upon or derived from TECHNOLOGY RIGHTS.

      1.9 LICENSOR shall mean University.

      1.10 NET SALES shall mean gross sales revenues and fees actually received by Company or AFFILIATED COMPANY from the sale of LICENSED PRODUCTS and/or LICENSED PROCESSES less trade discounts allowed, refunds, returns and recalls, sales, V.A.T. and/or use taxes, duties and similar governmental assessments and transportation, packing and shipping insurance actually paid by the seller. In the event that Company or AFFILIATED COMPANY sells a LICENSED PRODUCT in combination with other active ingredients or components which are not LICENSED PRODUCTS ("Other Items"), the NET SALES for purposes of royalty payments on the combination shall be calculated as follows:

            (a) If all LICENSED PRODUCTS and Other Items contained in the combination are available separately, the NET SALES for


                                       -3-
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purposes of royalty payments will be calculated by multiplying the NET SALES of the combination by the fraction A/A+B, where A is the separately available price of all LICENSED PRODUCTS in the combination, and B is the separately available price for all Other Items in the combination.

            (b) If the combination includes Other Items which are not sold separately (but all LICENSED PRODUCTS contained in the combination are available separately), the NET SALES for purposes of royalty payments will be calculated by multiplying the NET SALES of the combination by A/C, where A is as defined above and C is the invoiced price of the combination.

            (c) If the LICENSED PRODUCTS contained in the combination are not sold separately, the NET SALES for such combination shall be one half of the NET SALES of such combination as defined in the first sentence of this Paragraph 1.9.

The term "Other Items" does not include solvents, diluents, carriers, excipients or the like used in formulating a product.

      1.11 ONCOR FIELD shall mean all uses for LICENSED PRODUCTS and LICENSED PROCESSES, except use as a prophylactic or therapeutic. For the avoidance of any doubt, but in no way limiting the foregoing, ONCOR FIELD shall include use of LICENSED PRODUCTS and LICENSED PROCESSES for all diagnostic purposes.

      1.12 ONCORPHARM LICENSE shall mean that certain license agreement of even date herewith between University and Oncorpharm, relating to use of the LICENSED PRODUCTS and LICENSED PROCESSES for prophylactic and therapeutic uses.

      1.13 PATENT APPLICATION shall mean *

      1.14 PATENT RIGHTS shall mean the following (a) PATENT APPLICATION, (b) any other existing or future U.S. patent application claiming either a UNIVERSITY INVENTION or a JOINT INVENTION (hereinafter FUTURE APPLICATION), (c) any invention disclosed and claimed in the PATENT APPLICATION or the FUTURE APPLICATIONS and (d) all continuations, continuations-in-part, divisions, reissues, reexaminations, extensions or other governmental actions which extend any of the subject matter of the PATENT APPLICATION or the FUTURE APPLICATIONS, and any

* CONFIDENTIAL TREATMENT REQUESTED

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corresponding foreign patent applications that may be filed in the future at
Company's request and expense and any patents, patents of addition, or other equivalent foreign patent rights issuing, granted or registered on the PATENT APPLICATION or the FUTURE APPLICATIONS.

      1.15 RESEARCH INFORMATION shall mean data, information and results included within the definition of INVENTION(S) that are obtained during the term of the CRA from the RESEARCH PROJECT, including know-how, procedures, methodology, technical and scientific expertise and biological or chemical materials, but excluding any such items which are included in the definition of PATENT RIGHTS.

      1.16 RESEARCH PROJECT shall mean the collaborative research program between University, the Company and OncorPharm described and funded in accordance with the CRA.

      1.17 STOCK PURCHASE AGREEMENT shall mean that certain Stock Purchase Agreement of even date herewith, by and among the Company and the University.

      1.18 SUBLICENSE INCOME shall mean the gross amount actually received by either the Company or an AFFILIATED COMPANY, directly or indirectly, for or on account of sublicenses of any of the rights granted hereunder, without deduction of any kind, but excluding the following, in relation to which no payments shall be due to the University:

            (a) Payments received by either the Company or an AFFILIATED COMPANY for performance of research and development by either the Company or an AFFILIATED COMPANY to the extent that such payments cover the actual cost of the research and development work;

            (b) Investments made by a sublicensee in either the Company or an AFFILIATED COMPANY to the extent that such investments are made at current market value, including but not limited to, any payments or other consideration representing the current market value of shares in the Company or an AFFILIATED COMPANY;

            (c) Payments made to either the Company or an AFFILIATED COMPANY to the extent they cover the actual costs of conducting clinical testing and other activities in connection with obtaining regulatory approval for a LICENSED PRODUCT or LICENSED PROCESS;

            (d) Reimbursed expenses of either the Company or an AFFILIATED COMPANY.


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For purposes of Subparagraph (b) above, the current market value of the investment shall determined as follows: (i) it shall be determined as at the earlier of (a) the date when the investment is made or (b) the day prior to the date when the investment is first publicly disclosed on the Dow Jones News Wire (the "Determination Date"); (ii) if there is no public market for the Company's securities that are being purchased by the sublicensee, then the current market value shall be determined by the Company's Board of Directors in good faith, and if University disputes such determination, the current market value shall be determined by an independent investment banker whose fees shall be shared by the Company and the University; (iii) if there is a public market for Company's securities that are being purchased by the sublicensee, then the current market value shall be determined using the average of the closing bid and asked prices of the securities in the Over-The-Counter Market Summary or the closing price quoted on any exchange on which the securities are listed as published in The Wall Street Journal for the ten (10) trading days prior to the Determination Date. Notwithstanding the following, in the event the sublicensee is purchasing the Company's securities in connection with the Company's initial public offering of such securities, the current market value shall be determined using the offering price of such securities to the public in the Company's initial public offering.

      1.19 TECHNOLOGY RIGHTS shall mean LICENSOR'S rights in any and all technical information, know-how, process, procedure, composition, device, method, formula, protocol, technique, software, design, drawing or data developed in connection with the performance of the RESEARCH PROJECT defined above, relating to LICENSED PRODUCTS or LICENSED PROCESSES, including but not limited to INVENTIONS and/or RESEARCH INFORMATION which are not disclosed in a patent application or patent, but which are necessary or useful for practicing the rights granted under this License.

      1.20 UNIVERSITY INVENTION(S) shall mean any INVENTION first conceived or first actually reduced to practice solely by an employee or student of University listed in Appendix B to the CRA, in connection with the RESEARCH PROJECT, but not including JOINT INVENTIONS. Appendix B to the CRA shall be updated from time to time to include all employees and students engaged in research in the laboratories of Dr. Alan Shuldiner and/or Dr. Jeremy Walston, or any other principal investigator under the CRA, and those employees and students participating in the RESEARCH PROJECT.

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                               ARTICLE 2 - GRANTS

      2.1 Subject to the terms and conditions of this Agreement, LICENSOR hereby grants to Company an EXCLUSIVE LICENSE for the ONCOR FIELD to make, have made, use, have used and/or sell or have sold the LICENSED PRODUCTS and to use the LICENSED PROCESSES in the United States and worldwide under the PATENT RIGHTS and TECHNOLOGY RIGHTS and to sublicense such rights to others under the PATENT RIGHTS and TECHNOLOGY RIGHTS.

      2.2 Company shall provide a copy of each such sublicense agreement to University promptly after it is executed, provided that Company may delete portions it considers confidential in a manner which permits University to obtain the information it requires. Each sublicense shall be consistent with the terms in this Agreement.

      2.3 Except for the rights, if any, of the Government of the United States, as set forth in Paragraph 1.3 and except for any joint ownership of Company or Oncorpharm, University represents and warrants that to its knowledge as of the EFFECTIVE DATE it is the owner of the entire right, title and interest in and to PATENT RIGHTS resulting from UNIVERSITY INVENTIONS and University's entire right, title and interest in and to PATENT RIGHTS resulting from JOINT INVENTIONS, and that it has the sole right to grant licenses of its interests thereunder, and that it has not granted licenses thereunder to any other entity that would restrict rights granted hereunder except as stated herein. Except as set forth in Schedule 2.3 attached hereto, University is not aware as of the EFFECTIVE DATE that any additional rights or licenses are necessary for Company to exercise its license rights (however, University has not performed nor was required to perform, any right to use patent searches). However, the license grant under Paragraph 2.1 may be subject to rights granted to providers of biological materials or other limitations as specified in paragraph 5.6 of the CRA.

                         ARTICLE 3 - PATENT INFRINGEMENT

      3.1 Each party will notify the other promptly in writing when any infringement by another of PATENT RIGHTS is uncovered.

      3.2 (a) Company shall have the first right to enforce any patent within PATENT RIGHTS against any infringement or alleged infringement thereof within the ONCOR FIELD, and shall at all times keep University informed as to the status thereof. Company may, in its sole judgement and at its own expense, institute suit against any such infringer or alleged infringer and control and

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defend such suit in a manner consistent with the terms and provisions hereof and recover, for its account, any damages, awards or settlements resulting therefrom, subject to Paragraph 3.2(b); provided, however, that no such suit shall be settled without the consent of HOPKINS, which consent shall not be unreasonably withheld. This rights to sue for infringement shall not be used in an arbitrary or capricious manner. University shall reasonably cooperate in any such litigation at Company's expense.

            (b) Any recovery by Company under Paragraph 3.2(a), after deduction of all reasonable costs and expenses associated with each suit or settlement (the "Net Recovery"), shall be deemed to reflect loss of commercial sales, and Company shall pay to University * of such Net Recovery. If the cost and expenses exceed the recovery, then * of the excess shall be credited against royalties or the percentage of SUBLICENSE INCOME payable by Company to University hereunder in connection with sales in or SUBLICENSE INCOME from the country of such legal proceedings, provided, however, that any such credit under this Paragraph 3.2(b) shall not exceed * of the royalties or the percentage of SUBLICENSE INCOME otherwise payable to University with regard to sales in or SUBLICENSE INCOME from the country of such legal proceedings in any one calendar year, with any excess credit being carried forward to future calendar years.

      3.3 If Company elects not to enforce any patent within the PATENT RIGHTS within the ONCOR FIELD, then it shall so notify University in writing within six
(6) months of receiving notice that an infringement exists, and University may, in its sole judgement and at its own expense, do so and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover, for its own account, any damages, awards or settlements resulting therefrom.

                              ARTICLE 4 - PAYMENTS

      4.1 Reasonable costs of preparing, filing, maintaining and prosecuting PATENT RIGHTS shall be reimbursed to University in accordance with the provisions of Article 5 of the CRA.

      4.2 Company shall pay to University, upon the execution of this Agreement by both parties and the concurrent execution of the ONCORPHARM LICENSE, * in accordance with the

* CONFIDENTIAL TREATMENT REQUESTED

                                                                  EXECUTION COPY

terms of the STOCK PURCHASE AGREEMENT *. The Company shall also pay to University, (i) within thirty (30) days of each anniversary of the EFFECTIVE DATE of this Agreement, commencing on the first anniversary, *. The foregoing payments are all non-refundable.

      4.3 Company shall pay to LICENSOR, as a running royalty, for each LICENSED PRODUCT and LICENSED PROCESS sold by Company or any AFFILIATED COMPANY of the
Company:

            (a) * where the LICENSED PRODUCTS or LICENSED PROCESSES are covered by any claim of one or more PATENT RIGHTS during the time period in which, and in the geographic locations in which such PATENT RIGHTS are legally enforceable for the making, using or selling of the particular LICENSED PRODUCT or LICENSED SERVICE; or

            (b) * where the LICENSED PRODUCTS or LICENSED PROCESSES are not covered by any claim of one or more PATENT RIGHTS as specified in Paragraph 4.3(a).

            Such payments shall be made quarterly as provided in Paragraph 4.5.

      4.4 The Company shall pay the University, * of any SUBLICENSE INCOME actually received by the Company or any AFFILIATED COMPANY from sublicensees under this Agreement.

      4.5 Company shall provide to University within thirty (30) days of the end of each March, June, September and December after first commercial sale of a LICENSED PRODUCT or LICENSED PROCESS a written report to University of the amount of LICENSED PRODUCTS and LICENSED PROCESSES sold, the total NET SALES of such LICENSED PRODUCTS and LICENSED PROCESSES or the SUBLICENSE INCOME received, as applicable, and the running royalties due to University as a result of NET SALES by Company or AFFILIATED COMPANY or the percentage and amount of SUBLICENSE INCOME due to University, broken down by the categories specified in Paragraphs 4.3 (a) and (b) and Paragraphs 4.4 and 1.18 above. Payment of any such royalties or percentage of SUBLICENSE INCOME due shall accompany such report.


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      4.6 Company shall make and retain, for a period of three (3) years following the period of each report required by Paragraph 4.5, true and accurate records, files and books of account containing all the data reasonably required for the full computation and verification of sales and other information required in Paragraph 4.5. Such books and records shall be in accordance with generally accepted accounting principles consistently applied. Company shall permit the inspection of such records, files and books of account by an independent certified public accountant chosen by University and reasonably acceptable to Company during regular business hours upon ten (10) business days' written notice to Company, to the extent necessary to verify compliance with this Agreement; provided such accountant shall hold any information gained as confidential except to University as necessary to show underpayment. Such inspection shall not be made more than once each calendar year. All costs of such inspection and copying shall be paid by University, provided that if any such inspection shall reveal that an error has been made in the amount equal to ten percent (10%) or more of such payment, such costs shall be borne by Company.

      4.7 All payments under this Agreement shall be made in U.S. Dollars. Only one royalty or one payment of a percentage of SUBLICENSE INCOME shall be payable on each unit of LICENSED PRODUCT or LICENSED PROCESS calculated at the highest applicable rate specified in Article 4 of this Agreement irrespective of (i) the number of patents within PATENT RIGHTS or the number of items of TECHNOLOGY RIGHTS whose claims would be infringed but for this License Agreement.

                            ARTICLE 5 - PATENT RIGHTS

      5.1 Each party shall have and retain sole and exclusive title to all INVENTIONS and RESEARCH INFORMATION which are made, conceived, reduced to practice or generated solely by its employees or agents arising in the course of or as a result of the RESEARCH PROJECT. Each party shall own a fifty percent (50%) undivided interest in all INVENTIONS and RESEARCH INFORMATION arising in the course of or as a result of the RESEARCH PROJECT which are made, conceived, reduced to practice or generated jointly by employees or agents of both parties. Other matters relating to patents and patent applications included within PATENT RIGHTS shall be governed by Article 5 of the CRA.

      5.2 Company agrees that all packaging containing individual LICENSED PRODUCTS sold by Company or AFFILIATED COMPANY will be marked with the number of the applicable patent(s) licensed


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hereunder in accordance with each country's patent laws, and will require its sublicensees to do likewise.

      5.3 Except as otherwise specified in this Agreement, matters relating to confidential information shall be governed by Article 4 of the CRA. The obligations of this Paragraph 5.3 shall also apply to AFFILIATED COMPANIES and/or sublicensees provided such information by Company. Obligations under this Paragraph 5.3 shall extend for a period of five (5) years after the termination of this Agreement.

                  ARTICLE 6 - TERM  MILESTONES AND TERMINATION

      6.1 This Agreement shall expire in each country on the date of expiration of the last to expire patent included within PATENT RIGHTS in that country or, if no patent ultimately issues in a given country, ten (10) years after the first commercial sale of an FDA approved LICENSED PRODUCT or LICENSED PROCESS. Upon expiration, Company will be entitled to fully exploit PATENT RIGHTS and TECHNOLOGY RIGHTS without restriction or payment of royalties.

      6.2 Company shall use reasonable efforts to carry out the following either itself or through an AFFILIATED COMPANY or a sublicensee of Company:

(a) identify a prototype assay utilizing a UNIVERSITY INVENTION or JOINT INVENTION * of the EFFECTIVE DATE;

(b) beta test a prototype assay utilizing a UNIVERSITY INVENTION or JOINT INVENTION * of the EFFECTIVE DATE;

(c) convert a prototype assay into a final assay format * of the EFFECTIVE DATE; and

(d) effect the first lawful commercial sale of a LICENSED PRODUCT or LICENSED PROCESS within the ONCOR FIELD * of the EFFECTIVE DATE.

      6.3 If any of the performance milestones set forth in Section 6.2 hereof have not been achieved by either Company, an AFFILIATED COMPANY, or a sublicensee of Company within the time frame specified for such milestone, and such failure has been due to legitimate and unexpected impediments outside of the reasonable control of the Company, then the parties shall renegotiate in good faith as to the milestones, deadlines for completion of milestones and direction of the RESEARCH PROJECT,


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as applicable. If the failure to achieve such milestone is for any other reason University shall have the right to notify Company of its intention to terminate the Company's licenses granted under Article 2 ("Warning Notice"). Upon receipt of a Warning Notice, Company shall have the option of extending the deadline for completing the milestone (the "Extension Option") by another six (6) months in consideration of a payment to University of *. If Company, within ninety (90) days after receipt of the Warning Notice from University, fails to exercise its Extension Option and fails to reach agreement with University as to a plan to reach such performance milestone or the waiver of such milestone, University shall have the right to terminate the Company's licenses granted under Article 2 hereof by submitting a notice of termination to the Company (the "Termination Notice").

      6.4 University agrees that in the discretion of Company commercialization efforts may be directed first to industrialized nations of the world commencing with the United States of America, and only subsequently to other regions as reasonably and commercially practicable for Company given its strategies and resources.

      6.5 Company may terminate this Agreement at any time upon ninety (90) days written notice to University.

      6.6 Upon termination, Company, AFFILIATED COMPANY or sublicensee shall return all information marked confidential first transferred to Company by University. Company, AFFILIATED COMPANY or sublicensee shall maintain confidential and not use any such information for a period of five (5) years after termination of this Agreement.

      6.7 Upon breach or default of any of the terms or conditions of this Agreement, the defaulting party shall be given notice of such default in writing and a period of ninety (90) days after receipt of such notice to correct the breach or default. If (a) the default or breach (i) is material to this Agreement, and (ii) is not corrected within said ninety (90) day period and the defaulting party has not taken reasonable steps to cure the same, and (b) the party not in default has fully complied with all of its obligations under this Agreement, the party not in default shall have the right to terminate this Agreement. For the avoidance of any doubt, the failure of Company to achieve any of the performance milestones set forth in Section 6.2 hereof shall not be deemed to be a breach or default entitling University to terminate in accordance with this Section 6.7, but shall instead entitle University to exercise its rights under Section 6.3 hereof.


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      6.8 Termination shall not affect either party's right to recover for obligations accruing prior to the termination of this Agreement, including but not limited to, unpaid royalties and reimbursement for Company approved patent expenses. In the event that the parties mutually agree that Company may make posttermination sales of LICENSED PRODUCTS or LICENSED PROCESSES, Company shall continue to pay to University any royalties or percentage of SUBLICENSE INCOME that would have been due to University under the terms of this Agreement in respect of such post-termination sales, if such termination had not occurred.

                            ARTICLE 7 - MISCELLANEOUS

      7.1 All notices pertaining to this Agreement shall be in writing and sent by certified mail, return receipt requested, or by a nationally recognized overnight delivery service, to the parties at the following addresses or such other address as such party shall have furnished in writing to the other party in accordance with this Paragraph 7.1:

            The Johns Hopkins University
            Office of Technology Licensing
            School of Medicine
            2024 E. Monument St., Suite 2-100
            Baltimore, MD  21205
            Attention: Howard Califano, Esq.

            Oncor, Inc.
            209 Perry Parkway
            Gaithersburg, MD  20877
            Attention: Mr. Stephen Turner

      All notices sent in accordance with this Section 7.1 shall be deemed received three (3) days after deposit with the U.S. postal service if sent by certified mail, and on the day after deposit with the delivery service, if sent by overnight delivery service.

      7.2 All written progress reports, royalty and other payments, and any other related correspondence shall be in writing and sent to:


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            The Johns Hopkins University
            Office of Technology Licensing
            School of Medicine
            2024 E. Monument St., Suite 2-100
            Baltimore, MD  21205
            Attention: Howard Califano, Esq.

or such other addressee which University may designate in writing from time to time. All checks should be made payable to The Johns Hopkins University.

      7.3 This Agreement may be assigned by Company to an AFFILIATE COMPANY or as part of a sale of its entire business relating to a LICENSED PRODUCT or LICENSED PROCESS, provided Company remains liable for all obligations hereunder. Company may also assign its rights and benefits under this Agreement if University approves the assignment in writing, which approval shall not be unreasonably withheld. In the event of such transfer, the transferee shall assume and be bound by the provisions of this Agreement. It shall be deemed to be reasonable if Company assigns to a responsible company and agrees to remain responsible on an ongoing basis for performance by the assignee company. The University may not assign this Agreement or any of the PATENT RIGHTS.

      7.4 In the event that any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement, or over any of the parties hereto to be invalid, illegal or unenforceable, such provision or provisions shall be reformed to approximate as nearly as possible the intent of the parties, and if unreformable, shall be divisible and deleted in such jurisdictions; elsewhere this Agreement shall not be affected.

      7.5 The construction, performance, and execution of this Agreement shall be governed by the laws of the State of Maryland.

      7.6 Company shall not use the name of The Johns Hopkins University or any contraction thereof or the names of Drs. Alan Shuldiner, Jeremy Walston, Kristi Silver or Jesse Roth in any advertising, promotional, or sales literature without prior written consent from University, except as otherwise provided in the CRA. University shall have at least seven (7) days for its review and comment on a proposed piece of advertising, promotional or sales literature that requires its consent pursuant to this Section 7.6.


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      7.7 University warrants that it has good and marketable title to the inventions claimed under PATENT RIGHTS existing as of the EFFECTIVE DATE, with the exception of certain retained rights of the United States government. University does not warrant the validity of any patents or that practice under such patents shall be free of infringement. EXCEPT AS EXPRESSLY SET FORTH IN PARAGRAPH 2.3 AND THIS PARAGRAPH 7.7, COMPANY, AFFILIATED COMPANY AND SUBLICENSEES AGREE THAT THE PATENT RIGHTS AND RESEARCH INFORMATION ARE PROVIDED "AS IS", AND THAT UNIVERSITY MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF LICENSED PRODUCT AND LICENSED PROCESSES INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. UNIVERSITY DISCLAIMS ALL WARRANTIES WITH REGARD TO PRODUCTS AND PROCESSES LICENSED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESS OR IMPLIED, OR MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, UNIVERSITY ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF UNIVERSITY FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS' AND EXPERTS' FEES, AND COURT COSTS (EVEN IF UNIVERSITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, OR SALE OF THE PRODUCTS AND PROCESSES LICENSED UNDER THIS AGREEMENT. COMPANY, AFFILIATED COMPANY AND SUBLICENSEES ASSUME ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT AND PROCESS MANUFACTURED, USED, OR SOLD BY COMPANY, ITS SUBLICENSEES AND AFFILIATES WHICH IS A LICENSED PRODUCT OR LICENSED PROCESS AS DEFINED IN THIS AGREEMENT.

      7.8 University, Inventors and any other inventors of LICENSED PRODUCTS and LICENSED PROCESSES will not, under the provisions of this Agreement or otherwise, have control over the manner in which Company or AFFILIATED COMPANY or its sublicensees or those operating for its account or third parties who purchase LICENSED PRODUCTS and LICENSED PROCESSES from any of the foregoing entities, practice the INVENTIONS and/or TECHNOLOGY RIGHTS of LICENSED PRODUCTS and LICENSED PROCESSES. Subject to Paragraph 7.9, Company shall defend and hold University, the Inventors, and any other inventors harmless as against any judgments, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action brought as a consequence of the practice of said inventions by any of the foregoing entities, whether or not University or said inventor, either jointly or severally, is named as a party defendant in any such lawsuit. Practice of the inventions covered by LICENSED PRODUCTS and LICENSED PROCESSES from Company, shall be considered Company's practice of said inventions for purposes of this Paragraph
7.8. The obligation of


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Company to defend and indemnify as set out in this Paragraph 7.8 shall survive the termination of this Agreement.

      7.9 University shall promptly notify Company in writing of any claim or suit or threat thereof brought against University in respect of which indemnification may be sought and, to the extent allowed by law, shall reasonably cooperate with Company in defending or settling any such claim or suit. No settlement of any claim, suit or threat thereof received by University and for which University will seek indemnification, shall be made without the prior written approval of Company. University will permit Company to defend University against any such claim, suit or threat thereof and Company shall have sole control over the defense, subject to University's right to select its own counsel to review the matter for University at University's sole cost and expense.

      7.10 Commencing not later than the date of first commercial sale of a LICENSED PRODUCT or LICENSED PROCESSES, Company shall use commercially reasonable efforts to obtain and carry in full force and effect at a commercially reasonable price product liability insurance against any claims, judgments, liabilities and expenses for which it is obligated to indemnify University under Paragraph 7.8 above, in such amounts and with such deductibles and other limits as are determined reasonably necessary by mutual agreement of the parties acting in good faith, in light of the availability of such insurance and the custom at the customary time for similarly situated companies engaged in similar business. University shall be named as an additional insured under any such insurance policies.

      7.11 This Agreement together with the STOCK PURCHASE AGREEMENT and the CRA constitutes the entire understanding between the parties with respect to the obligations of the parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements, understandings, writings, and discussions between the parties relating to said subject matter.

      7.12 This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by the authorized officials of the parties or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of any other condition or term.


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      7.13 This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

      7.14 Upon termination of this Agreement for any reason, Paragraphs 5.1, 5.3, 6.6, 6.8, 7.6, 7.7, 7.8 and 7.9 shall survive termination of this Agreement.

            IN WITNESS WHEREOF the parties hereto have executed this License Agreement by their duly authorized officers as of the date first above written.


THE JOHNS HOPKINS UNIVERSITY             ONCOR, INC.

BY:   /s/ David A. Blake                 BY:   /s/ Stephen Turner
     ----------------------------           ------------------------------

TITLE: Executive Vice Dean               TITLE: CEO and Chairman
      ---------------------------              ---------------------------


I have read and agree to abide with the terms of this Agreement.


By  /s/  Alan Shuldiner
    -----------------------------
    Dr. Alan Shuldiner


By  /s/ Jeremy Walston
    -----------------------------
    Dr. Jeremy Walston


By  /s/  Kristi Silver
    -----------------------------
    Dr. Kristi Silver


By  /s/ Jesse Roth
    -----------------------------
    Dr. Jesse Roth


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                                  Schedule 2.3

DNA amplification technologies may or may not be necessary for the development and/or commercialization of certain LICENSED PRODUCTS and certain LICENSED PROCESSES.


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                                   APPENDIX D

                          ONCORPHARM LICENSE AGREEMENT

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                                LICENSE AGREEMENT

            This License Agreement (the or this "Agreement" or "License"), effective this 6th day of March, 1996, is between The Johns Hopkins University, a corporation of the State of Maryland, having a principal place of business at 2024 East Monument Street, Suite 2-100, Baltimore, MD 21205 (hereinafter referred to as "University") and Oncorpharm, Inc., a corporation, having a principal place of business at 200 Perry Parkway, Gaithersburg, MD 20877 (hereinafter "Company").

                                   WITNESSETH:

            WHEREAS, University, the Company and the Company's parent, Oncor, Inc. ("Oncor"), are concurrently herewith entering into that certain Collaborative Research Agreement (the "CRA") pursuant to which the Company and Oncor will fund certain clinical investigations and other studies by the University related to the Trp64Arg Adrenergic Receptor Allele ("Trp64Arg Allele");

            WHEREAS, as a center for research and education, University is interested in licensing PATENT RIGHTS and TECHNOLOGY RIGHTS (both hereinafter defined) in a manner that will benefit the public by facilitating the distribution of useful products and the utilization of new methods, but is without capacity to commercially develop, manufacture, and distribute any such products or methods; and

            WHEREAS, PATENTS RIGHTS include*

            WHEREAS, University has acquired through assignment all right, title and interest, with the exception of certain retained rights by the United States government, in all the PATENT RIGHTS and TECHNOLOGY RIGHTS existing at the date hereof, including but not limited to, the rights of the Inventors; and


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            WHEREAS, the University is interested in licensing any PATENT RIGHTS and TECHNOLOGY RIGHTS that it may acquire in the future, including but not limited to those of the Inventors, subject to any required retained rights of the U.S. Government; and

            WHEREAS, Company desires to commercially develop, manufacture, use and distribute products and processes based on such PATENT RIGHTS and TECHNOLOGY RIGHTS, throughout the world, for use as a prophylactic or therapeutic.

            NOW, THEREFORE, in consideration of the foregoing premises and the following mutual covenants, and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                             ARTICLE 1 - DEFINITIONS

      1.1 AFFILIATED COMPANY shall mean (a) any company owned or controlled to the extent of at least fifty percent (50%) of its issued and voting capital by a party to this Agreement and any other company so owned or controlled (directly or indirectly) by any such company or the owner of any such company, or (b) any partnership, joint venture or other entity directly or indirectly controlled by, controlling, or under common control of, to the extent of fifty percent (50%) or more of voting power (or otherwise having power to control its general activities), a party to this Agreement, but in each case only for so long as such ownership or control shall continue.

      1.2 EFFECTIVE DATE shall mean the effective date of this Agreement, as first above written.

      1.3 EXCLUSIVE LICENSE shall mean a license to UNIVERSITY INVENTIONS and TECHNOLOGY RIGHTS, and a license of University's right, title and interest in and to JOINT INVENTIONS, whereby Company's rights are sole and entire and operate to exclude all others, subject to rights retained by the United States government in accordance with P.L. 96-517, as amended by P.L. 98-620, and subject to the retained right of University (i) to make, have made, provide and use for its and The Johns Hopkins University Health Systems' non-profit purposes LICENSED PRODUCTS and LICENSED PROCESSES and (ii) to use, distribute and disclose RESEARCH INFORMATION for non-profit purposes subject to compliance with
Article 4 of the CRA.

      1.4 INVENTION(S) shall mean (i) the inventions described in the PATENT APPLICATION or in any continuation, continuation-in-


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part, division or reissue of the PATENT APPLICATION or in any corresponding foreign patent application, and (ii) any existing or future discovery or invention first conceived or first actually reduced to practice in connection with or relating to the performance of the RESEARCH PROJECT. For purposes of this Agreement the determination of "first conceived" and "first actually reduced to practice" shall be governed by U.S. law. INVENTION(S) shall include discoveries and inventions which are not patentable or patented, including but not limited to trade secrets, copyright material or other protectable intellectual property. Without limiting the generality of the foregoing, INVENTION(S) may include know-how procedures, technical information, any process, composition, device, formula, protocol, technique, design, drawing methodology, technical and scientific expertise and biological or chemical materials.

      1.5 JOINT INVENTION(S) shall mean any INVENTION first conceived or first actually reduced to practice jointly by an employee of Company or Oncor and an employee or student of University listed in Appendix B of the CRA, in connection with the RESEARCH PROJECT.

      1.6 LICENSED PROCESSES shall mean all methods which are covered by any claim of one or more PATENT RIGHTS or based upon or derived from TECHNOLOGY RIGHTS.

      1.7 LICENSED PRODUCTS shall mean all products, the manufacture, use or sale of which is covered by any claim of one or more PATENT RIGHTS or based upon or derived from TECHNOLOGY RIGHTS.

      1.8 LICENSOR shall mean University.

      1.9 NET SALES shall mean gross sales revenues and fees actually received by Company or AFFILIATED COMPANY from the sale of LICENSED PRODUCTS and/or LICENSED PROCESSES less trade discounts allowed, refunds, returns and recalls, sales, V.A.T. and/or use taxes, duties and similar governmental assessments and transportation, packing and shipping insurance actually paid by the seller. In the event that Company or AFFILIATED COMPANY sells a LICENSED PRODUCT in combination with other active ingredients or components which are not LICENSED PRODUCTS ("Other Items"), the NET SALES for purposes of royalty payments on the combination shall be calculated as follows:

            (a) If all LICENSED PRODUCTS and Other Items contained in the combination are available separately, the NET SALES for purposes of royalty payments will be calculated by multiplying the NET SALES of the combination by the fraction A/A+B, where A


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is the separately available price of all LICENSED PRODUCTS in the combination, and B is the separately available price for all Other Items in the combination.

            (b) If the combination includes Other Items which are not sold separately (but all LICENSED PRODUCTS contained in the combination are available separately), the NET SALES for purposes of royalty payments will be calculated by multiplying the NET SALES of the combination by A/C, where A is as defined above and C is the invoiced price of the combination.

            (c) If the LICENSED PRODUCTS contained in the combination are not sold separately, the NET SALES for such combination shall be one half of the NET SALES of such combination as defined in the first sentence of this Paragraph 1.9.

The term "Other Items" does not include solvents, diluents, carriers, excipients or the like used in formulating a product.

      1.10 ONCORPHARM FIELD shall mean use of the LICENSED PRODUCTS and LICENSED PROCESSES as prophylactics and/or therapeutics.

      1.11 OPTION AGREEMENT shall mean that certain Stock Option Agreement of even date herewith, by and between the University and Oncorpharm, Inc.

      1.12 ONCOR LICENSE shall mean that certain license agreement of even date herewith between University and Oncor, relating to use of the LICENSED PRODUCTS and LICENSED PROCESSES for all uses except prophylactic and therapeutic uses.

      1.13 PATENT APPLICATION shall mean *

      1.14 PATENT RIGHTS shall mean the following (a) the PATENT APPLICATION,
(b) any other existing or future U.S. patent application claiming either a UNIVERSITY INVENTION or a JOINT INVENTION (hereinafter FUTURE APPLICATION), (c) any invention disclosed and claimed in the PATENT APPLICATION or the FUTURE APPLICATIONS and (d) all continuations, continuations-in-part, divisions, reissues, reexaminations, extensions or other government actions which extend any of the subject matter of the PATENT APPLICATION or the FUTURE APPLICATIONS, and any


                                        4

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corresponding foreign patent applications that may be filed in the future at
Company's request and expense and any patents, patents of addition, or other equivalent foreign patent rights issuing, granted or registered on the PATENT APPLICATION or the FUTURE APPLICATIONS.

      1.15 RESEARCH INFORMATION shall mean data, information and results included within the definition of INVENTION(S) that are obtained during the term of the CRA from the RESEARCH PROJECT, including know-how, procedures, methodology, technical and scientific expertise and biological or chemical materials, but excluding any such items which are included in the definition of PATENT RIGHTS.

      1.16 RESEARCH PROJECT shall mean the collaborative research program between University, Oncor and Company described and funded in accordance with the CRA.

      1.17 STOCK PURCHASE AGREEMENT shall mean that certain Stock Purchase Agreement of even date herewith, by and among the Company and the University.

      1.18 SUBLICENSE INCOME shall mean the gross amount actually received by either the Company or an AFFILIATED COMPANY, directly or indirectly, for or on account of sublicenses of any of the rights granted hereunder, without deduction of any kind, but excluding the following, in relation to which no payments shall be due to the University:

            (a) Payments received by either the Company or an AFFILIATED COMPANY for performance of research and development by either the Company or an AFFILIATED COMPANY to the extent that such payments cover the actual cost of the research and development work;

            (b) Investments made by a sublicensee in either the Company or an AFFILIATED COMPANY to the extent that such investments are made at current market value, including but not limited to, any payments or other consideration representing the current market value of shares in the Company or an AFFILIATED COMPANY;

            (c) Payments made to either the Company or an AFFILIATED COMPANY to the extent that they cover the actual costs of conducting clinical testing and other activities in connection with obtaining regulatory approval for a LICENSED PRODUCT or LICENSED PROCESS;

            (d) Reimbursed expenses of either the Company or an AFFILIATED COMPANY.


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For purposes of Subparagraph (b) above, the current market value of the investment shall determined as follows: (i) it shall be determined as at the earlier of (a) the date when the investment is made or (b) the day prior to the date when the investment is first publicly disclosed on the Dow Jones News Wire (the "Determination Date") ; (ii) if there is no public market for the Company's securities that are being purchased by the sublicensee, then the current market value shall be determined by the Company's Board of Directors in good faith, and if University disputes such determination, the current market value shall be determined by an independent investment banker whose fees shall be shared by the Company and the University; (iii) if there is a public market for Company's securities that are being purchased by the sublicensee, then the current market value shall be determined using the average of the closing bid and asked prices of the securities in the Over-The-Counter Market Summary or the closing price quoted on any exchange on which the securities are listed as published in The Wall Street Journal for the ten (10) trading days prior to the Determination Date. Notwithstanding the following, in the event the sublicensee is purchasing the Company's securities in connection with the Company's initial public offering of such securities, the current market value shall be determined using the offering price of such securities to the public in the Company's initial public offering.

      1.19 TECHNOLOGY RIGHTS shall mean LICENSOR'S rights in any and all technical information, know-how, process, procedure, composition, device, method, formula, protocol, technique, software, design, drawing or data developed in connection with the performance of the RESEARCH PROJECT defined above, relating to LICENSED PRODUCTS or LICENSED PROCESSES, including but not limited to INVENTIONS and/or RESEARCH INFORMATION which are not disclosed in a patent application or patent, but which are necessary or useful for practicing the rights granted under this License.

      1.20 UNIVERSITY INVENTION(S) shall mean any INVENTION first conceived or first actually reduced to practice solely by an employee or student of University listed in Appendix B to the CRA, in connection with the RESEARCH PROJECT, but not including JOINT INVENTIONS. Appendix B to the CRA shall be updated from time to time to include all employees and students engaged in research in the laboratories of Dr. Alan Shuldiner and/or Dr. Jeremy Walston, or any other principal investigator under the CRA, and those employees and students participating in the RESEARCH PROJECT.


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                               ARTICLE 2 - GRANTS

      2.1 Subject to the terms and conditions of this Agreement, LICENSOR hereby grants to Company an EXCLUSIVE LICENSE for the ONCORPHARM FIELD to make, have made, use, have used and/or sell or have sold the LICENSED PRODUCTS and to use the LICENSED PROCESSES in the United States and worldwide under the PATENT RIGHTS and TECHNOLOGY RIGHTS and to sublicense such rights to others under the PATENT RIGHTS and TECHNOLOGY RIGHTS.

      2.2 Company shall provide a copy of each such sublicense agreement to University promptly after it is executed, provided that Company may delete portions it considers confidential in a manner which permits University to obtain the information it requires. Each sublicense shall be consistent with the terms in this Agreement.

      2.3 Except for the rights, if any, of the Government of the United States, as set forth in Paragraph 1.3 and except for any joint ownership of Company or Oncor, University represents and warrants that to its knowledge as of the EFFECTIVE DATE it is the owner of the entire right, title and interest in and to PATENT RIGHTS resulting from UNIVERSITY INVENTIONS and University's entire right, title and interest in and to PATENT RIGHTS resulting from JOINT INVENTIONS, and that it has the sole right to grant licenses of its interests thereunder, and that it has not granted licenses thereunder to any other entity that would restrict rights granted hereunder except as stated herein. Except as set forth in Schedule 2.3 attached hereto, University is not aware as of the EFFECTIVE DATE that any additional rights or licenses are necessary for Company to exercise its license rights (however, University has not performed nor was required to perform, any right to use patent searches). However, the license grant under Paragraph 2.1 hereof may be subject to rights granted to providers of biological materials or other limitations as specified in Paragraph 5.6 of the CRA.

                         ARTICLE 3 - PATENT INFRINGEMENT

      3.1 Each party will notify the other promptly in writing when any infringement by another of PATENT RIGHTS is uncovered.

      3.2 (a) Company shall have the first right to enforce any patent within PATENT RIGHTS against any infringement or alleged infringement thereof within the ONCORPHARM FIELD, and shall at all times keep University informed as to the status thereof. Company may, in its sole judgement and at its own expense, institute suit against any such infringer or alleged infringer


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and control and defend such suit in a manner consistent with the terms and provisions hereof and recover, for its account, any damages, awards or settlements resulting therefrom, subject to Paragraph 3.2 (b); provided, however, that no such suit shall be settled without the consent of HOPKINS, which consent shall not be unreasonably withheld. This rights to sue for infringement shall not be used in an arbitrary or capricious manner. University shall reasonably cooperate in any such litigation at Company' 5 expense.

            (b) Any recovery by Company under Paragraph 3.2(a), after deduction of all reasonable costs and expenses associated with each suit or settlement (the "Net Recovery"), shall be deemed to reflect loss of commercial sales, and Company shall pay to University* of such Net Recovery. If the cost and expenses exceed the recovery, then* of the excess shall be credited against royalties or the percentage of SUBLICENSE INCOME payable by Company to University hereunder in connection with sales in or SUBLICENSE INCOME from the country of such legal proceedings, provided, however, that any such credit under this Paragraph 3.2(b) shall not * of the royalties or the percentage of SUBLICENSE INCOME otherwise payable to University with regard to sales in or SUBLICENSE INCOME from the country of such legal proceedings in any one calendar year, with any excess credit being carried forward to future calendar years.

      3.3 If Company elects not to enforce any patent within the PATENT RIGHTS within the ONCORPHARM FIELD, then it shall so notify University in writing within six (6) months of receiving notice that an infringement exists, and University may, in its sole judgement and at its own expense, do so and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover, for its own account, any damages, awards or settlements resulting therefrom.

                              ARTICLE 4 - PAYMENTS

      4.1 Reasonable costs of preparing, filing, maintaining and prosecuting PATENT RIGHTS shall be reimbursed to the University in accordance with the provisions of Article 5 of the CRA.

      4.2 Upon the execution of this Agreement by both parties and the concurrent execution of the ONCOR LICENSE, the Company shall issue to University options to purchase Thirty Two Thousand Five Hundred (32,500) shares of the Common Stock of the Company, pursuant to the terms and conditions of the OPTION AGREEMENT. The Company shall also pay to University, within thirty (30) days

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of each anniversary of the EFFECTIVE DATE of this Agreement, commencing on the first anniversary of the EFFECTIVE DATE, *.

      4.3 Company shall also pay to LICENSOR as a running royalty, for each LICENSED PRODUCT and LICENSED PROCESS sold by Company or any AFFILIATED COMPANY of the Company:

            (a) * where the LICENSED PRODUCTS or LICENSED PROCESSES are covered by any claim of one or more PATENT RIGHTS during the time period in which, and in the geographic locations in which such PATENT RIGHTS are legally enforceable for the making, using or selling of the particular LICENSED PRODUCT or LICENSED SERVICE; or

            (b) * where the LICENSED PRODUCTS or LICENSED PROCESSES are not covered by any claim of one or more PATENT RIGHTS as specified in Paragraph 4.3(a).

            Such payments shall be made quarterly as provided in Paragraph 4.7.

      4.4 The Company shall pay the University * of any SUBLICENSE INCOME actually received by the Company or any AFFILIATED COMPANY from sublicensees under this Agreement.

      4.5 In the event that a percentage of sublicense income or royalties are paid by the Company or any AFFILIATED COMPANY to an unaffiliated third party or to University under a separate license agreement in respect of a LICENSED PRODUCT or a LICENSED PROCESS ("Third Party Royalties") for which royalties are also due to the University pursuant to Paragraph 4.3 above, then the royalties to be paid to the University pursuant to Paragraph 4.3 above shall be reduced by
* of the aggregate amount of such Third Party Royalties, but in no event shall the royalties due under Paragraph 4.3 be reduced by more than * in any year.

      4.6 In the event that (i) a percentage of sublicense income or royalties are paid by the Company or any AFFILIATED COMPANY to an unaffiliated third party or to University under a separate license agreement in respect of a LICENSED PRODUCT or a LICENSED PROCESS ("Third Party Royalties") for which a percentage of SUBLICENSE INCOME is also due to the University pursuant to Paragraph 4.4, and (ii) the LICENSED PRODUCT or LICENSED PROCESS causes or involves DNA repair, then the percentage of SUBLICENSE INCOME to be paid to the University pursuant to Paragraph 4.4 above shall be reduced by * of the aggregate amount of


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such Third Party Royalties, but in no event shall the percentage of
SUBLICENSE INCOME due under Paragraph 4.4 be reduced by more than * in any year. In all other cases any percentage of SUBLICENSE INCOME due to University pursuant to Paragraph 4.4 above shall be unaffected by this Paragraph.

      4.7 Company shall provide to University within thirty (30) days of the end of each March, June, September and December after first commercial sale of a LICENSED PRODUCT or LICENSED PROCESS a written report to University of the amount of LICENSED PRODUCTS and LICENSED PROCESSES sold, the total NET SALES of such LICENSED PRODUCTS and LICENSED PROCESSES or the SUBLICENSE INCOME received, as applicable, and the running royalties due to University as a result of NET SALES by Company or AFFILIATED COMPANY or the percentage and amount of SUBLICENSE INCOME due to University, broken down by the categories specified in Paragraphs 4.3 (a) and (b), and Paragraphs 4.4 and 1.18 above. Payment of any such royalties or percentage of SUBLICENSE INCOME due shall accompany such report.

      4.8 Company shall make and retain, for a period of three (3) years following the period of each report required by Paragraph 4.7, true and accurate records, files and books of account containing all the data reasonably required for the full computation and verification of sales and other information required in Paragraph 4.7. Such books and records shall be in accordance with generally accepted accounting principles consistently applied. Company shall permit the inspection of such records, files and books of account by an independent certified public accountant chosen by University and reasonably acceptable to Company during regular business hours upon ten (10) business days' written notice to Company, to the extent necessary to verify compliance with this Agreement; provided such accountant shall hold any information gained as confidential except to University as necessary to show underpayment. Such inspection shall not be made more than once each calendar year. All costs of such inspection and copying shall be paid by University, provided that if any such inspection shall reveal that an error has been made in the amount equal to ten percent (10%) or more of such payment, such costs shall be borne by Company.

      4.9 All payments under this Agreement shall be made in U.S. Dollars. Only one royalty or one payment of a percentage of SUBLICENSE INCOME shall be payable on each unit of LICENSED PRODUCT or LICENSED PROCESS, calculated at the highest applicable rate specified in Article 4 of this Agreement irrespective of the number of patents within PATENT RIGHTS or the number of items of


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                                                                  EXECUTION COPY

TECHNOLOGY RIGHTS whose claims would be infringed but for this License
Agreement.

                            ARTICLE 5 - PATENT RIGHTS

      5.1 Each party shall have and retain sole and exclusive title to all INVENTIONS and RESEARCH INFORMATION which are made, conceived, reduced to practice or generated solely by its employees or agents arising in the course of or as a result of the RESEARCH PROJECT. Each party shall own a fifty percent (50%) undivided interest in all INVENTIONS and RESEARCH INFORMATION arising in the course of or as a result of the RESEARCH PROJECT which are made, conceived, reduced to practice or generated jointly by employees or agents of both parties. Other matters relating to patents and patent applications included within PATENT RIGHTS shall be governed by Article 5 of the CRA.

      5.2 Company agrees that all packaging containing individual LICENSED PRODUCTS sold by Company or AFFILIATED COMPANY will be marked with the number of the applicable patent(s) licensed hereunder in accordance with each country's patent laws, and will require its sublicensees to do likewise.

      5.3 Except as otherwise specified in this Agreement, matters relating to confidential information shall be governed by Article 4 of the CRA. The obligations of this Paragraph 5.3 shall also apply to AFFILIATED COMPANIES and/or sublicensees provided such information by Company. Obligations under this Paragraph 5.3 shall extend for a period of five (5) years after the termination of this Agreement.

                   ARTICLE 6 - TERM MILESTONES AND TERMINATION

      6.1 This Agreement shall expire in each country on the date of expiration of the last to expire patent included within PATENT RIGHTS in that country or, if no patent ultimately issues in a given country, ten (10) years after the first commercial sale of an FDA approved LICENSED PRODUCT or LICENSED PROCESS. Upon expiration, Company will be entitled to fully exploit PATENT RIGHTS and TECHNOLOGY RIGHTS without restriction or payment of royalties.

      6.2 Company shall use reasonable efforts to carry out the following either itself or through an AFFILIATED COMPANY or a sublicensee of Company:


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(a) undertake small molecule drug screening for therapeutics utilizing a
UNIVERSITY INVENTION or JOINT INVENTION * of the EFFECTIVE DATE;

(b) identify at least one lead compound for use as a therapeutic utilizing a UNIVERSITY INVENTION or JOINT INVENTION * of the EFFECTIVE DATE;

(c) commence testing of at least one compound for use as a therapeutic utilizing a UNIVERSITY INVENTION or JOINT INVENTION in an animal model * of the EFFECTIVE DATE;

(d) begin Phase I clinical studies for at least one compound for use as a therapeutic utilizing a UNIVERSITY INVENTION or JOINT INVENTION * of the EFFECTIVE DATE;

(e) design a gene repair pharmaceutical utilizing a UNIVERSITY INVENTION or JOINT INVENTION and commence testing of such gene repair pharmaceutical in cell cultures * of the EFFECTIVE DATE;

(f) commence testing of at least one gene repair pharmaceutical utilizing a UNIVERSITY INVENTION or JOINT INVENTION in a suitable animal model * of the EFFECTIVE DATE;

(g) begin clinical trials of at least one gene repair pharmaceutical utilizing a UNIVERSITY INVENTION or JOINT INVENTION * of the EFFECTIVE DATE; and

(h) effect the first lawful commercial sale of each LICENSED PRODUCT or LICENSED PROCESS within the ONCORPHARM FIELD in each country licensed hereunder, as soon as commercially practicable after such LICENSED PRODUCT or LICENSED PROCESS has been approved by all necessary regulatory bodies in such country.

      6.3 If any of the performance milestones set forth in Section 6.2 hereof have not been achieved by either Company, an AFFILIATED COMPANY, or a sublicensee of Company within the time frame specified for such milestone, and such failure has been due to legitimate and unexpected impediments outside of the reasonable control of the Company, then the parties shall renegotiate in good faith as to the milestones, deadlines for completion of milestones and direction of the RESEARCH PROJECT, as applicable. If the failure to achieve such milestone is for any other reason University shall have the right to notify Company of its intention to terminate the Company's licenses granted under
Article 2 hereof ("Warning Notice"). Upon receipt of a Warning Notice, Company shall have the option of extending the deadline for completing the milestone (the "Extension


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                                                                  EXECUTION COPY

Option") by another six (6) months in consideration of a payment to University of *. If Company, within ninety (90) days after receipt of the Warning Notice from University, fails to exercise its Extension Option and fails to reach agreement with University as to a plan to reach such performance milestone or the waiver of such milestone, University shall have the right to terminate the Company's licenses granted under Article 2 hereof by submitting a notice of termination to the Company (the "Termination Notice").

      6.4 University agrees that in the discretion of Company commercialization efforts may be directed first to industrialized nations of the world commencing with the United States of America, and only subsequently to other regions as reasonably and commercially practicable for Company given its strategies and resources.

      6.5 Company may terminate this Agreement at any time upon ninety (90) days written notice to University.

      6.6 Upon termination, Company, AFFILIATED COMPANY or sublicensee shall return all information marked confidential first transferred to Company by University. Company, AFFILIATED COMPANY or sublicensee shall maintain confidential and not use any such information for a period of five (5) years after termination of this Agreement.

      6.7 Upon breach or default of any of the terms or conditions of this Agreement, the defaulting party shall be given notice of such default in writing and a period of ninety (90) days after receipt of such notice to correct the breach or default. If (a) the default or breach (i) is material to this Agreement, and (ii) is not corrected within said ninety (90) day period and the defaulting party has not taken reasonable steps to cure the same, and (b) the party not in default has fully complied with all of its obligations under this Agreement, the party not in default shall have the right to terminate this Agreement. For the avoidance of any doubt, the failure of Company to achieve any of the performance milestones set forth in Section 6.2 hereof shall not be deemed to be a breach or default entitling University to terminate in accordance with this Section 6.7, but shall instead entitle University to exercise its rights under Section 6.3 hereof.

      6.8 Termination shall not affect either party's right to recover for obligations accruing prior to the termination of this Agreement, including but not limited to, unpaid royalties and reimbursement for Company approved patent expenses. In the event that the parties mutually agree that Company may make post-


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                                                                  EXECUTION COPY

termination sales of LICENSED PRODUCTS or LICENSED PROCESSES, Company shall continue to pay to University any royalties or percentage of SUBLICENSE INCOME that would have been due to University under the terms of this Agreement in respect of such post-termination sales, if such termination had not occurred.

                            ARTICLE 7 - MISCELLANEOUS

      7.1 All notices pertaining to this Agreement shall be in writing and sent by certified mail, return receipt requested, or by a nationally recognized overnight delivery service, to the parties at the following addresses or such other address as such party shall have furnished in writing to the other party in accordance with this Paragraph 7.1:

            The Johns Hopkins University
            Office of Technology Licensing
            School of Medicine
            2024 E. Monument Street, Suite 2-100
            Baltimore, MD  21205
            Attention: Howard Califano, Esq.

            Oncorpharm, Inc.
            200 Perry Parkway
            Gaithersburg, MD  20877
            Attention: Dr. William Ryan

      All notices sent in accordance with this Section 7.1 shall be deemed received three (3) days after deposit with the U.S. postal service if sent by certified mail, and on the day after deposit with the delivery service, if sent by overnight delivery service.

      7.2 All written progress reports, royalty and other payments, and any other related correspondence shall be in writing and sent to:

            The Johns Hopkins University
            Office of Technology Licensing
            School of Medicine
            2024 E. Monument Street, Suite 2-100
            Baltimore, MD  21205
            Attention: Howard Califano, Esq.

or such other addressee which University may designate in writing from time to time. All checks should be made payable to The Johns Hopkins University.


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      7.3 This Agreement may be assigned by Company to an AFFILIATE COMPANY or as part of a sale of its entire business relating to a LICENSED PRODUCT or LICENSED PROCESS, provided Company remains liable for all obligations hereunder. Company may also assign its rights and benefits under this Agreement if University approves the assignment in writing, which approval shall not be unreasonably withheld. In the event of such transfer, the transferee shall assume and be bound by the provisions of this Agreement. It shall be deemed to be reasonable if Company assigns to a responsible company and agrees to remain responsible on an ongoing basis for performance by the assignee company. The University may not assign this Agreement or any of the PATENT RIGHTS.

      7.4 In the event that any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement, or over any of the parties hereto to be invalid, illegal or unenforceable, such provision or provisions shall be reformed to approximate as nearly as possible the intent of the parties and if unreformable, shall be divisible and deleted in such jurisdictions; elsewhere this Agreement shall not be affected.

      7.5 The construction, performance, and execution of this Agreement shall be governed by the laws of the State of Maryland.

      7.6 Company shall not use the name of The Johns Hopkins University or any contraction thereof or the names of Drs. Alan Shuldiner, Jeremy Walston, Kristi Silver or Jesse Roth in any advertising, promotional, or sales literature without prior written consent from University, except as otherwise provided in the CRA. University shall have at least seven (7) days for its review and comment on a proposed piece of advertising, promotional or sales literature that requires its consent pursuant to this Section 7.6.

      7.7 University warrants that it has good and marketable title to the inventions claimed under PATENT RIGHTS existing as of the EFFECTIVE DATE, with the exception of certain retained rights of the United States government. University does not warrant the validity of any patents or that practice under such patents shall be free of infringement. EXCEPT AS EXPRESSLY SET FORTH IN PARAGRAPH 2.3 AND THIS PARAGRAPH 7.7, COMPANY, AFFILIATED COMPANY AND SUBLICENSEES AGREE THAT THE PATENT RIGHTS AND RESEARCH INFORMATION ARE PROVIDED "AS IS", AND THAT UNIVERSITY MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF LICENSED PRODUCT AND LICENSED PROCESSES INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. UNIVERSITY DISCLAIMS ALL WARRANTIES WITH REGARD TO PRODUCTS AND


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                                                                  EXECUTION COPY

PROCESSES LICENSED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESS OR IMPLIED, OR MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, UNIVERSITY ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF UNIVERSITY FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS' AND EXPERTS' FEES, AND COURT COSTS (EVEN IF UNIVERSITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, OR SALE OF THE PRODUCTS AND PROCESSES LICENSED UNDER THIS AGREEMENT. COMPANY, AFFILIATED COMPANY AND SUBLICENSEES ASSUME ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT AND PROCESS MANUFACTURED, USED, OR SOLD BY COMPANY, ITS SUBLICENSEES AND AFFILIATES WHICH IS A LICENSED PRODUCT OR LICENSED PROCESS AS DEFINED IN THIS AGREEMENT.

      7.8 University, Inventors and any other inventors of LICENSED PRODUCTS and LICENSED PROCESSES will not, under the provisions of this Agreement or otherwise, have control over the manner in which Company or AFFILIATED COMPANY or its sublicensees or those operating for its account or third parties who purchase LICENSED PRODUCTS and LICENSED PROCESSES from any of the foregoing entities, practice the INVENTIONS and/or TECHNOLOGY RIGHTS of LICENSED PRODUCTS and LICENSED PROCESSES. Subject to Paragraph 7.9, Company shall defend and hold University, the Inventors, and any other inventors harmless as against any judgments, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action brought as a consequence of the practice of said inventions by any of the foregoing entities, whether or not University or said inventor, either jointly or severally, is named as a party defendant in any such lawsuit. Practice of the inventions covered by LICENSED PRODUCTS and LICENSED PROCESSES from Company, shall be considered Company's practice of said inventions for purposes of this Paragraph
7.8. The obligation of Company to defend and indemnify as set out in this Paragraph 7.8 shall survive the termination of this Agreement.

      7.9 University shall promptly notify Company in writing of any claim or suit or threat thereof brought against University in respect of which indemnification may be sought and, to the extent allowed by law, shall reasonably cooperate with Company in defending or settling any such claim or suit. No settlement of any claim, suit or threat thereof received by University and for which University will seek indemnification, shall be made without the prior written approval of Company. University will permit Company to defend University against any such claim, suit or threat thereof and Company shall have sole control over the


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defense, subject to University's right to select its own counsel to review the matter for University at University's sole cost and expense.

      7.10 Commencing not later than the date of first commercial sale of a LICENSED PRODUCT or LICENSED PROCESSES, Company shall use commercially reasonable efforts to obtain and carry in full force and effect at a commercially reasonable price product liability insurance against any claims, judgments, liabilities and expenses for which it is obligated to indemnify University under Paragraph 7.8 above, in such amounts and with such deductibles and other limits as are determined reasonably necessary by mutual agreement of the parties acting in good faith, in light of the availability of such insurance and the custom at the customary time for similarly situated companies engaged in similar business. University shall be named as an additional insured under any such insurance policies.

      7.11 This Agreement together with the STOCK PURCHASE AGREEMENT, the STOCK OPTION AGREEMENT and the CRA constitutes the entire understanding between the parties with respect to the obligations of the parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements, understandings, writings, and discussions between the parties relating to said subject matter.

      7.12 This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by the authorized officials of the parties or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of any other condition or term.

      7.13 This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

      7.14 Upon termination of this Agreement for any reason, Paragraphs 5.1, 5.3, 6.6, 6.8, 7.6, 7.7, 7.8 and 7.9 shall survive termination of this Agreement.


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                                                                  EXECUTION COPY

            IN WITNESS WHEREOF the parties hereto have executed this License Agreement by their duly authorized officers as of the date first above written.


THE JOHNS HOPKINS UNIVERSITY             ONCORPHARM, INC.


BY:   /s/ David A. Blake                 BY:   /s/ William A. Ryan, Jr.
    ------------------------------          ------------------------------

TITLE: Executive Vice Dean              TITLE: President and CEO
      ----------------------------             ---------------------------


I have read and agree to abide with the terms of this Agreement.


By  /s/ Alan Shuldiner
    -----------------------------
    Dr. Alan Shuldiner


By  /s/ Jeremy Walston
    -----------------------------
    Dr. Jeremy Walston


By  /s/ Kristi Silver
    -----------------------------
    Dr. Kristi Silver


By  /s/ Jesse Roth
    -----------------------------
    Dr. Jesse Roth


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                                  Schedule 2.3

1. Company has disclosed to University that Company already holds the following licenses which may or may not be necessary for the development and/or commercialization of certain LICENSED PRODUCTS and certain LICENSED
      PROCESSES:

      a.    *

      b.    *

2. DNA amplification technologies may or may not be necessary for the development and/or commercialization of certain LICENSED PRODUCTS and certain LICENSED PROCESSES.


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                                   APPENDIX E

                      STANDARD MATERIAL TRANSFER AGREEMENT
                  FOR HOPKINS DEVELOPED BIOLOGICAL OR CHEMICAL
            MATERIALS, TO BE TRANSFERRED FOR NOT-FOR-PROFIT PURPOSES

Dear

      Johns Hopkins University (JHU) agrees to provide you the material(s) indicated below, which you requested from _______________________________ for your nonclinical research studies. In order to protect JHU's ownership and proprietary rights in the material(s) or its (their) progeny, portions, and derivatives and modifications thereof (hereinafter "Materials"), we request that you and an authorized official of your institution sign, date, and return this letter agreement to us.

      Material(s) identification:

      Acceptance of the Material(s) by your institution confirms your agreement to the following conditions:

      1. This agreement and the resulting transfer of the Material(s) constitute a personal, nonexclusive license to you to use the Material(s) for nonprofit, nonclinical research purposes only. You may only use the Materials in your institution's laboratories under your supervision. The Material(s) will not be used in humans and will be stored, used, and disposed of in accordance with applicable law and regulations. The Material(s) will not be disclosed, provided or used for any commercial purpose. This agreement is not assignable and the Material(s) may not be transferred to another party. Except for the foregoing license, JHU retains all right, title and interest to the Materials, including but not limited to, all proprietary rights.

      2. Nothing in this Letter Agreement grants you (i) any rights under any patents claiming the Material(s) or methods of their manufacture or use or (ii) any rights to disclose, provide or use a Material(s) for profit-making or commercial purposes. JHU shall have no obligation to grant any license to you, and may grant exclusive or nonexclusive licenses to others.

      3. You are free to publish your work involving the Material(s). You agree to provide JHU with a copy of any proposed publication which contains results obtained from use of the Material(s) a reasonable period of time before publication.

      4. JHU makes no representations whatsoever as to the Material(s). They are experimental in nature, may have hazardous properties, and are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. JHU MAKES NO REPRESENTATION OR WARRANTY THAT THE USE OF THE MATERIAL(S) WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

      5. EXCEPT TO THE EXTENT PROHIBITED BY LAW, YOU AND YOUR INSTITUTION ASSUME ALL LIABILITY FOR DAMAGES WHICH MAY

            ARISE FROM YOUR OR YOUR INSTITUTION'S USE, STORAGE AND DISPOSAL OF THE MATERIAL(S) OR ANY OTHER MATERIAL WHICH COULD NOT HAVE BEEN MADE BUT FOR THE MATERIAL(S). JHU, ITS TRUSTEES, OFFICERS, EMPLOYEES, AGENTS, AND ITS RESEARCH COLLABORATORS WILL NOT BE LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY DAMAGES, INCLUDING, WITHOUT LIMITATION, DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

      6. Except to the extent prohibited by law, you and your institution agree to defend, indemnify, and hold harmless JHU, its trustees, officers, employees, agents and research collaborators from any loss, claim, damage, or liability, of any kind whatsoever, which may arise from you or your institution's use, storage, or disposal of the Material(s) or any other material that could not have been made but for the Material(s), except to the extent such arise due to the gross negligence of JHU.

      7. You shall not use the name of THE JOHNS HOPKINS UNIVERSITY or THE JOHNS HOPKINS HEALTH SYSTEM or any of its constituent parts, such as the Johns Hopkins Hospital or any contraction thereof or the name of its employees or research collaborators, in any advertising, promotional, sales literature or fundraising documents without prior written consent from an officer of JHU.

      8. Upon completion of your research, termination of this Agreement, or at JHU's request at any time, you will either destroy the Material(s) or return them to JHU.

      To indicate you and your institution's agreement to these conditions, you and an authorized official should sign and date this letter in the spaces indicated below and return it to me. If you have any questions concerning this agreement, you may call me at 410-955-4666.


Sincerely,



Howard W. Califano, Esq.
Assistant Dean and Director
Office of Technology Licensing

HWC:


Signature: _________________________________________
              (Recipient Investigator Signature)

            Name:
            Title:
            Date:

RECIPIENT INSTITUTION'S AUTHORIZED OFFICIAL

An Authorized Signature is that of an Institutional Official or Company Officer specifically authorized to execute documents of this type on behalf of the Institution.

Institution/Company: ________________________________

Signature:___________________________________________

            Name:
            Title:
            Date: